                                                                  Exhibit 4.2

                                                                  Execution Copy


- -------------------------------------------------------------------------------






                            ARV ASSISTED LIVING, INC.


         --------------------------------------------------------------

                 6 3/4% Convertible Subordinated Notes Due 2006

         --------------------------------------------------------------




                                    INDENTURE

                            Dated as of April 3, 1996

         --------------------------------------------------------------



                         THE CHASE MANHATTAN BANK, N.A.,
                                   as Trustee





- -------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                                    ARTICLE I
                   Definitions and Incorporation by Reference

         SECTION 1.01. Definitions..........................................................................      1
         SECTION 1.02. Other Definitions....................................................................      6
         SECTION 1.03. Incorporation by Reference of Trust Indenture Act....................................      7
         SECTION 1.04. Rules of Construction................................................................      7

                                   ARTICLE II
                              The Convertible Notes

         SECTION 2.01. Form and Dating......................................................................      8
         SECTION 2.02. Execution and Authentication.........................................................      9
         SECTION 2.03. Registrar, Paying Agent and Conversion Agent.........................................     10
         SECTION 2.04. Paying Agent to Hold Money in Trust..................................................     10
         SECTION 2.05. Noteholder Lists.....................................................................     10
         SECTION 2.06. Transfer and Exchange................................................................     10
         SECTION 2.07. Replacement Convertible Notes........................................................     13
         SECTION 2.08. Outstanding Convertible Notes........................................................     14
         SECTION 2.09. Treasury Convertible Notes...........................................................     14
         SECTION 2.10. Temporary Convertible Notes..........................................................     14
         SECTION 2.11. Cancellation.........................................................................     15
         SECTION 2.12. Defaulted Interest...................................................................     15

                                   ARTICLE III
                                   Redemption

         SECTION 3.01. Notices to Trustee...................................................................     15
         SECTION 3.02. Selection of Convertible Notes to be Redeemed........................................     15
         SECTION 3.03. Notice of Redemption.................................................................     16
         SECTION 3.04. Effect of Notice of Redemption.......................................................     17
         SECTION 3.05. Deposit of Redemption Price..........................................................     17
         SECTION 3.06. Convertible Notes Redeemed in Part...................................................     17
         SECTION 3.07. Optional Redemption..................................................................     17
         SECTION 3.08. Designated Event Offer...............................................................     17

                                   ARTICLE IV
                                    Covenants

         SECTION 4.01. Payment of Convertible Notes..........................................................      19
         SECTION 4.02. SEC Reports...........................................................................      20
         SECTION 4.03. Compliance Certificate................................................................      20
         SECTION 4.04. Stay, Extension and Usury ............................................................      21
         SECTION 4.05. Corporate Existence...................................................................      21
         SECTION 4.06. Taxes.................................................................................      21
         SECTION 4.07. Designated Event......................................................................      21
         SECTION 4.08. Shareholder Rights Plan...............................................................      21

                                    ARTICLE V
                                   Conversion

         SECTION 5.01. Conversion Privilege..................................................................      22
         SECTION 5.02. Conversion Procedure..................................................................      22
         SECTION 5.03. Fractional Shares.....................................................................      23
         SECTION 5.04. Taxes on Conversion...................................................................      23
         SECTION 5.05. Company to Provide Stock..............................................................      23
         SECTION 5.06. Adjustment of Conversion Price........................................................      24
         SECTION 5.07. No Adjustment.........................................................................      27
         SECTION 5.08. Other Adjustments.....................................................................      27
         SECTION 5.09. Adjustments for Tax Purposes..........................................................      27
         SECTION 5.10. Adjustments by the Company............................................................      27
         SECTION 5.11. Notice of Adjustment..................................................................      27
         SECTION 5.12. Notice of Certain Transactions........................................................      28
         SECTION 5.13. Effect of Reclassifications, Consolidations, Mergers or
                       Sales on Conversion Privilege.........................................................      28
         SECTION 5.14. Trustee's Disclaimer..................................................................      29

                                   ARTICLE VI
                                  Subordination

         SECTION 6.01. Agreement to Subordinate..............................................................      29
         SECTION 6.02. No Payment on Convertible Notes if Senior Debt in Default.............................      29
         SECTION 6.03. Distribution on Acceleration of Convertible Notes;
                       Dissolution and Reorganization; Subrogation of
                       Convertible Notes.....................................................................      30
         SECTION 6.04. Reliance by Senior Debt on Subordination Provisions...................................      33
         SECTION 6.05. No Waiver of Subordination Provisions.................................................      33
         SECTION 6.06. Trustee's Relation to Senior Debt.....................................................      34
         SECTION 6.07. Other Provisions Subject Hereto.......................................................      35

                                   ARTICLE VII
                                   Successors

         SECTION 7.01. Merger, Consolidation or Sale of Assets..............................................       35
         SECTION 7.02. Successor Corporation Substituted....................................................       35

                                  ARTICLE VIII
                              Defaults and Remedies

         SECTION 8.01. Events of Default....................................................................       36
         SECTION 8.02. Acceleration.........................................................................       37
         SECTION 8.03. Other Remedies.......................................................................       37
         SECTION 8.04. Waiver of Past Defaults..............................................................       38
         SECTION 8.05. Control by Majority..................................................................       38
         SECTION 8.06. Limitation on Suits..................................................................       38
         SECTION 8.07. Rights of Noteholders to Receive Payment.............................................       38
         SECTION 8.08. Collection Suit by Trustee...........................................................       39
         SECTION 8.09. Trustee May File Proofs of Claim.....................................................       39
         SECTION 8.10. Priorities...........................................................................       39
         SECTION 8.11. Undertaking for Costs................................................................       39

                                   ARTICLE IX
                                     Trustee

         SECTION 9.01. Duties of Trustee....................................................................       40
         SECTION 9.03. Individual Rights of Trustee.........................................................       41
         SECTION 9.04. Trustee's Disclaimer.................................................................       41
         SECTION 9.05. Notice of Defaults...................................................................       41
         SECTION 9.06. Reports by Trustee to Noteholders....................................................       41
         SECTION 9.07. Compensation and Indemnity...........................................................       42
         SECTION 9.08. Replacement of Trustee...............................................................       42
         SECTION 9.09. Successor Trustee by Merger, Etc.....................................................       43
         SECTION 9.10. Eligibility; Disqualification........................................................       43
         SECTION 9.11. Preferential Collection of Claims Against Company....................................       44
         SECTION 9.12. Sections Applicable to Registrar,
                       Paying Agent and Conversion Agent....................................................       44

                                    ARTICLE X
                             Discharge of Indenture

         SECTION 10.01. Termination of Company's Obligations................................................       44
         SECTION 10.02. Repayment to Company................................................................       44

                                   ARTICLE XI
                       Amendments, Supplements and Waivers

         SECTION 11.01. Without Consent of Noteholders.....................................................        44
         SECTION 11.02. With Consent of Noteholders........................................................        45
         SECTION 11.03. Compliance with Trust Indenture Act................................................        46
         SECTION 11.04. Revocation and Effect of Consents..................................................        46
         SECTION 11.05. Notation on or Exchange of Convertible Notes.......................................        47
         SECTION 11.06. Trustee Protected..................................................................        47

                                   ARTICLE XII
                                  Miscellaneous

         SECTION 12.01. Trust Indenture Act Controls.......................................................        47
         SECTION 12.02. Notices............................................................................        47
         SECTION 12.03. Communication by Noteholders with Other Noteholders................................        48
         SECTION 12.04. Certificate and Opinion as to Conditions Precedent.................................        48
         SECTION 12.05. Statements Required in Certificate or Opinion......................................        48
         SECTION 12.06. Rules by Trustee and Agents........................................................        48
         SECTION 12.07. Legal Holidays.....................................................................        49
         SECTION 12.08. No Recourse Against Others.........................................................        49
         SECTION 12.09. Counterparts.......................................................................        49
         SECTION 12.10. Variable Provisions................................................................        49
         SECTION 12.11. Governing Law......................................................................        50
         SECTION 12.12. No Adverse Interpretation of Other Agreements......................................        50
         SECTION 12.13. Successors.........................................................................        50
         SECTION 12.14. Severability.......................................................................        50
         SECTION 12.15. Table of Contents, Headings, Etc...................................................        50

EXHIBIT A   FORM OF CONVERTIBLE SUBORDINATED NOTES
EXHIBIT B   FORMS OF TRANSFER CERTIFICATES

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE                                                                                  INDENTURE
 ACT SECTION                                                                                       SECTION
 310(a)(1)        ........................................................................          7.10
  (a)(2)          ........................................................................          7.10
  (a)(3)          ........................................................................          N.A
  (a)(4)          ........................................................................          N.A
    (b)           ........................................................................       7.08; 7.10
    (c)           ........................................................................          N.A.
  311(a)          ........................................................................          7.11
    (b)           ........................................................................          7.11
    (c)           ........................................................................          N.A.
  312(a)          ........................................................................          2.05
    (b)           ........................................................................          10.03
    (c)           ........................................................................          10.03
  313(a)          ........................................................................          7.06
  (b)(1)          ........................................................................          N.A.
  (b)(2)          ........................................................................          7.06
    (c)           ........................................................................          7.06
    (d)           ........................................................................          7.06
  314(a)          ........................................................................          7.06
    (b)           ........................................................................       4.02, 4.03
  (c)(1)          ........................................................................          N.A.
  (c)(2)          ........................................................................          10.04
  (c)(3)          ........................................................................          10.04
    (d)           ........................................................................          N.A.
    (e)           ........................................................................          N.A.
    (f)           ........................................................................          N.A.
  315(a)          ........................................................................          N.A.
    (b)           ........................................................................          7.01(b)
    (c)           ........................................................................          7.05
    (d)           ........................................................................          7.01(a)
    (e)           ........................................................................          7.01(c)
316 (a) (last sentence)...................................................................          6.11
(a) (1) (A)       ........................................................................          2.09
(a) (1) (B)       ........................................................................          6.05
  (a) (2)         ........................................................................          N.A.
    (b)           ........................................................................          6.07
    (c)           ........................................................................          9.04
317(a) (1)        ........................................................................          6.08
  (a) (2)         ........................................................................          6.09
    (b)           ........................................................................          2.04
  318(a)          ........................................................................          N.A.
                           N.A. means not applicable.

_____________________
*        This Cross-Reference Table is not part of the Indenture.

                  INDENTURE dated as of April 3, 1996 between ARV Assisted Living, Inc., a California corporation (the "Company") and The Chase Manhattan Bank, N.A., a national banking association, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Noteholders of the Company's 6 3/4% Convertible Subordinated Notes due 2006 (the "Convertible Notes"):

                                    ARTICLE I

                   Definitions and Incorporation by Reference

                  SECTION 1.01. Definitions. "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control.

                  "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

                  "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

                  "Board Resolution" means a duly authorized resolution of the Board of Directors.

                  "Business Day" means any day that is not a Legal Holiday.

                  "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of equity interests in any entity, including, without limitation, corporate stock and partnership interests.

                  "Change of Control" means any event where: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company ("Voting Stock"), (ii) the Company consolidates with or merges into any other corporation, or conveys, transfers or leases all or substantially all of its assets (other than to a wholly-owned subsidiary of the Company) or any other corporation merges into the Company, and, in the case of any such transaction, the outstanding Common Stock of the Company is reclassified into or exchanged for any other property or security, unless the shareholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from, or to which its assets were conveyed, transferred or leased in connection with, such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction or (iii) any time the Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company); provided, that a Change of Control shall not be deemed to have occurred if either (x) the last sale price of the Common Stock for any five trading days during the ten trading days immediately preceding the Change of Control is at least equal to 105% of the Conversion Price in effect on the date of such Change in Control or (y) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of shares of common stock that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States.

                  "Common Stock" means the common stock of the Company as the same exists at the date of the execution of this Indenture or as such stock may be constituted from time to time.

                  "Company" means the party named as such above until a successor replaces it in accordance with Article VII and thereafter means the successor.

                  "Continuing Directors" means as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

                  "Convertible Notes" means the Convertible Notes described above issued, authenticated and delivered under this Indenture.

                  "Daily Market Price" means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the last reported sale price regular way of the Common Stock as reported on the Nasdaq National Market, or if the Common Stock is not then listed on the Nasdaq National Market, as reported on such national securities exchange upon which the Common Stock is listed, or (b) if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations regular way as so reported, or (c) if the Common Stock is not listed on the Nasdaq National Market or on any national securities exchange, on the basis of the average of the high bid and low asked quotations regular way on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both, would be an Event of Default.

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Designated Event" means the occurrence of a Change of Control or a Termination of Trading.

                  "Designated Senior Debt" means any Senior Debt which, at the date of determination, has an aggregate principal amount outstanding of, or commitments to lend up to, at least $2 million and is specifically designated in the instrument evidencing or governing such Senior Debt as "Designated Senior Debt" for purposes of this Indenture (provided, that such instrument may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt).

                  "Excess Payment" means the excess of (a) the aggregate of the cash and fair market value of other consideration paid by the Company or any of its subsidiaries with respect to the shares acquired in a tender offer or other negotiated transaction over (b) the Daily Market Price of such acquired shares on the Trading Day immediately after giving effect to the completion of such tender offer or other negotiated transaction.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

                  "Global Notes" means, individually and collectively, the Regulation S Temporary Global Note, the Regulation S Permanent Global Note and the Rule 144A Global Note.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Indebtedness" means, with respect to any person, all Obligations, whether or not contingent, of such person (i) (a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of such person which is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or other written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document (including a purchase agreement) which provides that such person is contractually obligated to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees, bankers' acceptances or guarantees related to the Tax Credit Partnerships, (e) with respect to indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed or Guaranteed by or shall otherwise be such person's legal liability,
(f) in respect of the balance of deferred and unpaid purchase price of any property or assets, and (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; (ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below, assumed by or Guaranteed in any manner by such person or in effect Guaranteed by such person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, Guarantees or other such arrangements); and (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

                  "Indenture" means this Indenture, as amended from time to time.

                  "Initial Purchaser" means Salomon Brothers Inc.

                  "Issuance Date" means the date on which the Convertible Notes are first authenticated and issued.

                  "Liquidated Damages" means all liquidated damages, without duplication, then owing pursuant to Section 11 of the Notes.

                  "Material Subsidiary" means any Subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof).

                  "Noteholder" or "holder" means a person in whose name a Convertible Note is registered.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering Memorandum" means the offering memorandum relating to the Convertible Notes dated March 28, 1996.

                  "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice-President of the Company. See Sections 12.04 and 12.05 hereof.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 12.04 and 12.05 hereof.

                  "person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "principal" of a debt security means the principal of the security plus the premium, if any, on the security.

                  "Registration Agreement" means the Registration Agreement relating to the Convertible Notes dated March 28, 1996, between the Company and the Initial Purchaser.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

                  "Regulation S Permanent Global Note" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Convertible Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing the Convertible Notes sold in reliance on Regulation S.

                  "Regulation S Temporary Global Note" means a single temporary global note in the form of the Note attached hereto as Exhibit A-2 that is deposited with and registered in the name of the Depositary, representing a series of Notes sold in reliance on Regulation S.

                  "Representative" means the trustee, agent or representative (if any) for an issue of Senior Debt.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 144A Global Note" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing the Convertible Notes sold in reliance on Rule 144A.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Debt" means the principal of, interest on and other amounts due on Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or Guaranteed by the Company; unless, in the instrument creating or evidencing or pursuant to which Indebtedness is outstanding, it is expressly provided that such Indebtedness is not senior in right of payment to the Convertible Notes. Senior Debt includes, with respect to the obligations described above, interest accruing, pursuant to the terms of such Senior Debt, on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not post-filing interest is allowed in such proceeding, at the rate specified in the instrument governing the relevant obligation. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include: (a) Indebtedness of or amounts owed by the Company for compensation to employees, or for goods, services or materials purchased in the ordinary course of business; (b) Indebtedness of the Company to a Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary thereof; (c) any liability for Federal, state, local or other taxes owed or owing by the Company, or (d) Indebtedness evidenced by the Company's 10% Convertible Subordinated Notes Due 1999.

                  "Shelf Registration Statement" shall have the meaning set forth in the Registration Agreement.

                  "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any person or one or more of the other Subsidiaries of that person or a combination thereof.

                  "Tax Credit Partnership's" means all partnerships formed or to be formed by the Company for the purpose of acquiring or developing affordable apartments and to accrue related tax benefits under the Federal Low Income Housing Tax Credit program as described in the Offering Memorandum.

                  "Termination of Trading" means an event where the Common Stock (or other common stock into which the Convertible Notes are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections77aaa-77bbbb) as in effect on the date of execution of this Indenture.

                  "Trading Day" shall mean (A) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or another national securities exchange is open for business, (B) if the applicable security is quoted on The Nasdaq National Market, a day on which trades may be made thereon or (c) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

                  "Trust Officer" when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any senior vice president, any vice president, any assistant vice president, the secretary the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer, any trust officer, the controller, any assistant controller, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time are such officers, respectively, and also means, with respect to a particular corporate trust matter, any officer to whom such corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

                  "U.S. Person" has the meaning specified in Regulation S.

                  SECTION 1.02. Other Definitions.

                                                                                                         Defined in
Term                                                                                                       Section
- ----                                                                                                     ----------
"Agent Members".........................................................................................      2.01
"Bankruptcy Law"........................................................................................      8.01
"Cedel".................................................................................................      2.01
"Commencement Date".....................................................................................      3.08
"Conversion  Agent".....................................................................................      2.03
"Conversion  Date"......................................................................................      5.02
"Conversion  Price".....................................................................................      5.01
"Conversion  Shares"....................................................................................      5.06
"Custodian".............................................................................................      8.01
"Designated  Event Offer"...............................................................................      4.07
"Designated  Event Payment".............................................................................      4.07
"Designated  Event Payment Date"........................................................................      3.08
"Distribution Date".....................................................................................      5.06
"Distribution Record Date"..............................................................................      5.06
"Euroclear".............................................................................................      2.01
"Event of Default"......................................................................................      8.01
"Institutional Accredited Investors"....................................................................      2.01
"Legal Holiday".........................................................................................     12.07
"Offer Amount"..........................................................................................      3.08
"Officer"...............................................................................................     12.10
"Paying Agent"..........................................................................................      2.03
"Payment Blockage Notice"...............................................................................      6.02
"Payment Blockage Period"...............................................................................      6.02

"Payment Default".......................................................................................      8.01
"Purchase Agreement"....................................................................................      2.01
"Purchase Date".........................................................................................      5.06
"QIBs"..................................................................................................      2.01
"Registrar".............................................................................................      2.03
"Restricted  Convertible Notes".........................................................................      2.01
"Rights"................................................................................................      5.06
"Tender Period".........................................................................................      3.08

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Convertible Notes;

                  "indenture security holder" means a Noteholder;

                  "indenture qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Convertible Notes means the Company or any other obligor on the Convertible Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (a)      a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP consistently applied;

                  (c) references to "GAAP" shall mean GAAP in effect as of the time when and for the period as to which such accounting principles are to be applied;

                  (d)      "or" is not exclusive;

                  (e) words in the singular include the plural, and words in the plural include the singular; and

                  (f) provisions apply to successive events and transactions.

                                   ARTICLE II
                              The Convertible Notes

                  SECTION 2.01. Form and Dating. The Convertible Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 attached hereto. The Convertible Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Convertible Note shall be dated the date of its authentication. The Convertible Notes shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Convertible Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (a) Global Notes. The Convertible Notes being offered and sold by the Company pursuant to a purchase agreement relating to the Convertible Notes dated March 28, 1996, between the Company and the Initial Purchaser (the "Purchase Agreement").

                  Convertible Notes offered and sold to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued initially in the form of Rule 144A Global Notes, which shall be deposited on behalf of the purchasers of the Convertible Notes represented thereby with the Depositary at its office in The City of New York, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided. The Trustee shall not be liable for any error or omission by the Depositary in making such record adjustments and the records of the Trustee shall be controlling with regard to outstanding principal amount of Convertible Notes hereunder.

                  Convertible Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its office in The City of New York, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the investors' respective accounts at Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") or Cedel Bank Societe Anonyme ("Cedel") duly executed by the Company and authenticated by the Trustee as hereinafter provided. The "40-day restricted period" (as defined in Regulation S) shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Rule 144A
Global Note, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes which will be deposited with a custodian and registered in the name of a nominee of the Depositary. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided. The trustee shall incur no liability for any error or omission of the Depositary in making such record adjustments and the records of the Trustee shall be controlling with regard to outstanding principal amount of Regulation S Global Notes hereunder.

                  Each Global Note shall represent such of the outstanding Convertible Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Convertible Notes from time to time endorsed thereon and that the aggregate amount of outstanding Convertible Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Convertible Notes represented thereby shall be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the holder thereof as required by Section 2.06 hereof.

                  The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel shall be applicable to interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by the Agent Member through Euroclear or Cedel.

                  Except as set forth in Section 2.06 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

                  (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to Rule 144A Global Notes and the Regulation S Permanent Global Notes deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

                  (c) Certificated Convertible Notes. Except as provided in Sections 2.06(f) and 2.10, owners of beneficial interests in Global Convertible Notes will not be entitled to receive physical delivery of certificated Convertible Notes. Purchasers of Notes who are institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and referred to as "Institutional Accredited Investors") who are not QIBs will receive certificated Convertible Notes bearing the Restricted Convertible Notes Legend set forth in Exhibit A-1 hereto ("Restricted Convertible Notes"). Restricted Convertible Notes will bear the Restricted Convertible Notes Legend set forth on Exhibit A-1 unless removed in accordance with Section 2.06(b) hereof and may not be exchanged for a Global Note, or interest therein, at any time.

                  After a transfer of any Convertible Notes during the period of the effectiveness of a Shelf Registration Statement with respect to the Convertible Notes, all requirements pertaining to legends on such Convertible Note will cease to apply, the requirements requiring any such Convertible Note issued to certain holders be issued in global form will cease to apply, and a certificated Convertible Note without legends will be available to the holder of such Convertible Notes.

                  SECTION 2.02. Execution and Authentication. Two officers shall sign the Convertible Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced, either manually or by facsimile, on the Convertible Notes.

                  If an officer whose signature is on a Convertible Note no longer holds that office at the time the Convertible Note is authenticated, the Convertible Note shall nevertheless be valid.

                  A Convertible Note shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee. The signature shall be conclusive evidence that the Convertible Note has been authenticated under this Indenture.

                  Upon a written order of the Company signed by two Officers, the Trustee shall authenticate the Convertible Notes for original issue up to an aggregate principal amount of $50,000,000 (plus up to $7,500,000 aggregate principal amount of Convertible Notes that may be sold by the Company pursuant to the over-allotment option granted pursuant to the Purchase

Agreement). The aggregate principal amount of Convertible Notes outstanding at any time shall not exceed such amount except as provided in Section 2.07.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Convertible Notes. An authenticating agent may authenticate Convertible Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

                  SECTION 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain in the Borough of Manhattan in The City of New York
(i) an office or agency where Convertible Notes may be presented for registration of transfer or for exchange ("Registrar"), (ii) an office or agency where Convertible Notes may be presented for payment ("Paying Agent") and (iii) an office or agency where Convertible Notes may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Convertible Notes and of their transfer and exchange. The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine.
The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice to any Noteholder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Affiliates may act as Paying Agent, Registrar, co-registrar or Conversion Agent.

                  SECTION 2.04. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Convertible Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon payment over to the Trustee, the Paying Agent (if other than the Company or an Affiliate Of the Company) shall have no further liability for the money. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent.

                  SECTION 2.05. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

                  SECTION 2.06. Transfer and Exchange.

                  (a) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legend in subsection
(g) of this Section 2.06. Transfers of beneficial interests in the Global Notes to persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

                           (i) Rule 144A Global Note to Regulation S Global Note. If, at any time, an owner of a beneficial interest in a Rule 144A Global Note deposited with the Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its interest in such Rule 144A Global Note to a person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to compliance with the applicable procedures described herein (the
                                    "Applicable Procedures"), exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this
                                    Section 2.06(a)(i). Upon receipt by the
                                    Trustee of (1) instructions given in
                                    accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and the Euroclear or Cedel account to be credited with such increase, and (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Rule 144A Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Regulation S Global Note by the principal amount at maturity of the beneficial interest in the Rule 144A Global Note to be exchanged, to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount at maturity of the Rule 144A Global Note, and to debit, or cause to be debited, from the account of the person making such exchange or transfer the beneficial interest in the Rule 144A Global Note that is being exchanged or transferred.

                           (ii) Regulation S Global Note to Rule 144A Global Note. If, at any time, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes to transfer its interest in such Regulation S Global Note to a person who is required or permitted to take delivery thereof in the form of an interest in a Rule 144A Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Note as provided in this Section 2.06(a)(ii). Upon receipt by the Trustee of
                                    (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) if such transfer is being effected prior to the expiration of the "40 day restricted period" (as defined by Regulation S under the Securities Act), a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the person transferring such interest in a Regulation S Global Note reasonably believes that the person acquiring such interest in a Rule 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144A under the Securities Act and any applicable blue sky or securities laws of any state of the United States or (C) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of such

                                    Regulation S Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Rule 144A Global Note by the principal amount at maturity of the beneficial interest in the Regulation S Global Note to be exchanged, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the applicable Rule 144A Global Note equal to the reduction in the aggregate principal amount at maturity of such Regulation S Global Note and to debit or cause to be debited from the account of the person making such transfer the beneficial interest in the Regulation S Global Note that is being transferred.

                  (b) Transfer and Exchange of Certificated Convertible Notes. When Certificated Convertible Notes are presented by a holder to the Registrar with a request:

                           (x) to register the transfer of the Certificated Notes; or

                           (y) to exchange such certificated Convertible Notes for an equal principal amount of certificated Convertible Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested; provided, however, that the certificated Convertible Notes presented or surrendered for register of transfer or exchange:

                           (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by his attorney, duly authorized in writing; and

                           (ii) in the case of a certificated Convertible Note that is a Restricted Convertible Note, such request shall be accompanied by the following additional information and documents, as applicable:

                                    (A)     if such Restricted Convertible Note
                                            is being delivered to the Registrar
                                            by a holder for registration in the
                                            name of such holder, without
                                            transfer, or such Restricted
                                            Convertible Note is being
                                            transferred to the Company, no
                                            certification is required;

                                    (B)      if such Restricted Convertible Note
                                             is being transferred to a QIB in
                                             accordance with Rule 144A under the
                                             Securities Act or pursuant to an
                                             exemption from registration in
                                             accordance with Rule 144 under the
                                             Securities Act or pursuant to an
                                             effective registration statement
                                             under the Securities Act, a
                                             certification to that effect from
                                             such holder (in substantially the
                                             form of Exhibit B-3 hereto); or

                                    (C)      if such Restricted Convertible Note
                                             is being transferred in reliance on
                                             any other exemption from the
                                             registration requirements of the
                                             Securities Act, a certification to
                                             that effect from such holder (in
                                             substantially the form of Exhibit
                                             B-3 hereto) and an Opinion of
                                             Counsel from such holder or the
                                             transferee reasonably acceptable to
                                             the Company and to the Registrar to
                                             the effect that such transfer is in
                                             compliance with the Securities Act.

                  (c) Transfer of a Beneficial Interest in a Rule 144A Global Note or Regulation S Permanent Global Note for a certificated Convertible Note.

                           (i) Any person having a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a certificated Convertible Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary (or Euroclear or Cedel, if applicable), from the Depositary or its nominee on behalf of any person having a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note, and, in the case of a Restricted Convertible Note, the following additional information and documents (all of which may be submitted by facsimile):

                                    (A)     if such beneficial interest is being
                                            transferred to the person designated
                                            by the Depositary as being the
                                            beneficial owner, a certification to
                                            that effect from such person (in
                                            substantially the form of Exhibit
                                            B-4 hereto);

                                    (B)     if such beneficial interest is being
                                            transferred to a QIB in accordance
                                            with Rule 144A under the Securities
                                            Act or pursuant to an exemption from
                                            registration in accordance with Rule
                                            144 under the Securities Act or
                                            pursuant to an effective
                                            registration statement under the
                                            Securities Act, a certification to
                                            that effect from the transferor (in
                                            substantially the form of Exhibit
                                            B-4 hereto); or

                                    (C)      if such beneficial interest is
                                             being transferred in reliance on
                                             any other exemption from the
                                             registration requirements of the
                                             Securities Act, a certification to
                                             that effect from the transferor (in
                                             substantially the form of Exhibit
                                             B-4 hereto) and an

                                    Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the custodian, cause the aggregate principal amount of Rule 144A Global Notes or Regulation S Permanent Global Notes, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a certificated Convertible Note in the appropriate principal amount.

                           (ii) Certificated Convertible Notes issued in exchange for a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note, as applicable, pursuant to this
                                    Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such certificated Convertible Notes to the persons in whose names such Convertible Notes are so registered. Following any such issuance of certificated Convertible Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

                  (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06 or Section 2.10), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (e) Transfer and Exchange of a Certificated Convertible Note for a Beneficial Interest in a Global Note. A certificated Convertible Note may not be transferred or exchanged for a beneficial interest in a Global Note.

                  (f) Authentication of Certificated Convertible Note in Absence of Depositary. If at any time:

                           (i) the Depositary for the Convertible Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                           (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Convertible Notes under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, certificated Convertible Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

                  (g) Legends.

                           (i) Except as permitted by the following paragraphs (ii) and (iii), each Convertible Note certificate evidencing certificated Convertible Notes (and all Convertible Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                           "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
                  SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").
                  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY (OR SUCH SHORTER PERIOD AS MAY THEN BE APPLICABLE UNDER THE SECURITIES ACT REGARDING THE HOLDING PERIOD FOR SECURITIES UNDER RULE 144(k) OF THE SECURITIES ACT OR ANY SUCCESSOR RULE) OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) AND A

                  CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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c)(3) OF REGULATION S UNDER THE SECURITIES ACT), (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING

                  RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

                           (ii) Upon any sale or transfer of a Restricted Convertible Note (including any Restricted Convertible Note represented by a Global
                                    Note) pursuant to Rule 144 under the
                                    Securities Act or pursuant to an effective registration statement under the Securities
                                    Act:

                                    (A)      in the case of any Restricted
                                             Convertible Note that is a
                                             certificated Convertible Note, the
                                             Registrar shall permit the holder
                                             thereof to exchange such Restricted
                                             Convertible Note for a certificated
                                             Convertible Note that does not bear
                                             the legend set forth in (i) above
                                             and rescind any restriction on the
                                             transfer of such Restricted
                                             Convertible Note upon receipt of
                                             a certification from the
                                             transferring holder substantially
                                             in the form of Exhibit B-4 hereto;
                                             and

                                    (B)      in the case of any Restricted
                                             Convertible Note represented by a
                                             Global Note, such Restricted
                                             Convertible Note shall not be
                                             required to bear the legend set
                                             forth in (i) above, but shall
                                             continue to be subject to the
                                             provisions of Section 2.06(a) and
                                             (b) hereof; provided, however, that
                                             with respect to any request for an
                                             exchange of a Restricted
                                             Convertible Note that is
                                             represented by a Global Note for a
                                             certificated Convertible Note that
                                             does not bear the legend set forth
                                             in (i) above, which request is made
                                             in reliance upon Rule 144 under the
                                             Securities Act, the holder thereof
                                             shall certify in writing to the
                                             Registrar that such request is
                                             being made pursuant to Rule 144
                                             under the Securities Act (such
                                             certification to be substantially
                                             in the form of Exhibit B-4 hereto).

                           (iii) Upon any sale or transfer of a Restricted Convertible Note (including any Restricted Convertible Note represented by a Global
                                    Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule

                           144 under the Securities Act) in which the holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                           (A)     in the case of any Restricted Convertible
                                    Note that is a certificated Convertible
                                    Note, the Registrar shall permit the holder thereof to exchange such Restricted Convertible Note for a certificated Convertible Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Restricted Convertible Note; and

                           (B)     in the case of any Restricted Convertible
                                    Note represented by a Global Note, such
                                    Restricted Convertible Note shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof.

                  (h) The Initial Purchaser shall not be required to deliver, and neither the Company nor the Trustee shall demand therefrom, any of the certifications or opinions described in this Section 2.06 in connection with the initial issuance and delivery by the Company of the Convertible Notes on the effective date hereof or on the date of any settlement in connection with the exercise of the over-allotment option granted to the Initial Purchaser in the Purchase Agreement, including with respect to the issuance and delivery of Convertible Notes that are Restricted Convertible Notes.

                  SECTION 2.07. Replacement Convertible Notes. If the holder of a Convertible Note claims that the Convertible Note has been lost, destroyed or wrongfully taken or if such Convertible Note is mutilated and is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Convertible Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Convertible Note is replaced. The Company may charge for its expenses in replacing a Convertible Note.

                  In case any such mutilated, destroyed, lost or stolen Convertible Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Convertible Note, pay or purchase such Convertible Note, as the case may be.

                  Every replacement Convertible Note is an additional obligation of the Company.

                  SECTION 2.08. Outstanding Convertible Notes. The Convertible Notes outstanding at any time are all the Convertible Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

                  If a Convertible Note is replaced, paid or purchased pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced, paid or purchased Convertible Note is held by a bona fide purchaser.

                  If Convertible Notes are considered paid under Section 4.01 hereof, they cease to be outstanding and interest on them ceases to accrue.

                  A Convertible Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Convertible Note.

                  SECTION 2.09. Treasury Convertible Notes. In determining whether the Noteholders of the required principal amount of Convertible Notes have concurred in any direction, waiver or consent, Convertible Notes owned by the company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Convertible Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

                  SECTION 2.10. Temporary Convertible Notes.

                  (a) Until definitive Convertible Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Convertible Notes. Temporary Convertible Notes shall be substantially in the form of definitive Convertible Notes but may have variations that the Company considers appropriate for temporary Convertible Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Convertible Notes in exchange for temporary Convertible Notes.

                  (b) A Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Convertible Notes only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing.

                  (c) Any Global Note that is transferable to the beneficial owners thereof in the form of certificated Convertible Notes pursuant to this
Section 2.10 shall be surrendered by the Depositary to the Trustee located in The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount at maturity of

                  SECTION 2.08. Outstanding Convertible Notes. The Convertible Notes outstanding at any time are all the Convertible Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

                  If a Convertible Note is replaced, paid or purchased pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced, paid or purchased Convertible Note is held by a bona fide purchaser.

                  If Convertible Notes are considered paid under Section 4.01 hereof, they cease to be outstanding and interest on them ceases to accrue.

                  A Convertible Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Convertible Note.

                  SECTION 2.09. Treasury Convertible Notes. In determining whether the Noteholders of the required principal amount of Convertible Notes have concurred in any direction, waiver or consent, Convertible Notes owned by the company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Convertible Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

                  SECTION 2.10. Temporary Convertible Notes.

                  (a) Until definitive Convertible Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Convertible Notes. Temporary Convertible Notes shall be substantially in the form of definitive Convertible Notes but may have variations that the Company payable on it, to the persons who are Noteholders on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail to Noteholders a notice that states the record date, payment date, and amount of such interest to be paid.

                                   ARTICLE III

                                   Redemption

                  SECTION 3.01. Notices to Trustee. If the Company elects to redeem Convertible Notes pursuant to the Optional Redemption provision of
Section 3.07 hereof, it shall notify the Trustee of the redemption date and the principal amount of Convertible Notes to be redeemed. The Trustee shall give notice to DTC and each other registered holder of Convertible Notes of the redemption date not less than 30 days prior to such redemption date and shall give such notice to the Trustee of any event or determination that obligates the Trustee to take any action or give any notice under this Article III not less than ten business days prior to the first day in any period of time specified for the Trustee to take such action or give such notice (unless a shorter notice period shall be satisfactory to the Trustee).

                  SECTION 3.02. Selection of Convertible Notes to be Redeemed. If less than all the Convertible Notes are to be redeemed, the Trustee shall select the Convertible Notes to be redeemed as directed by the Company (which direction will include compliance with the requirements of the principal national securities exchange, if any, on which the Convertible Notes are listed), on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from Convertible Notes outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Convertible Notes that have denominations larger than $1,000. Convertible Notes and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Convertible Notes called for redemption also apply to portions of Convertible Notes called for redemption. The Trustee shall notify the Company promptly of the Convertible Notes or portions of Convertible Notes to be called for redemption.

                  If any Convertible Note selected for partial redemption is converted in part after such selection, the converted portion of such Convertible Note shall be deemed (so far as may be) to be the portion to be selected for redemption. The Convertible Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Convertible Note is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Convertible Notes, the Company and the Trustee may treat as outstanding any Convertible Notes surrendered for conversion during the period 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Convertible Note authenticated and delivered during such period in exchange for the unconverted portion of any Convertible Note converted in part during such period.

                  SECTION 3.03. Notice of Redemption. At least 20 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each holder (other than DTC or any nominee thereof, who shall receive notice from the Company at least 30 days before a redemption date) whose Convertible Notes are to be redeemed at such holder's registered address.

                  The notice shall identify the Convertible Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Convertible Note is being redeemed in part, the portion of the principal amount of such Convertible Note to be redeemed and that, after the redemption date, upon cancellation of such Convertible Note, a new Convertible Note or Convertible Notes in principal amount equal to the unredeemed portion will be issued in the name of the holder thereof;

                  (d) the name and address of the Paying Agent;

                  (e) that Convertible Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest;

                  (f) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Convertible Notes called for redemption ceases to accrue on and after the redemption date; and

                  (g) the paragraph of the Convertible Notes pursuant to which the Convertible Notes called for redemption are being redeemed.

                  Such notice shall also state the current Conversion Price and the date on which the right to convert such Convertible Notes or portions thereof into Common Stock of the Company will expire.

                  At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Convertible Notes called for redemption become due and payable on the redemption date at the price set forth in the Convertible Note.

                  SECTION 3.05. Deposit of Redemption Price. On or before 12:00 noon, New York City time, of the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest up to but not including the redemption date on all Convertible Notes to be redeemed on that date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date) unless theretofore converted into Common Stock pursuant to the provisions hereof. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

                  SECTION 3.06. Convertible Notes Redeemed in Part. Upon cancellation of a Convertible Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the holder at the expense of the Company a new Convertible Note equal in principal amount to the unredeemed portion of the Convertible Note surrendered.

                  SECTION 3.07. Optional Redemption. The Company may redeem all or any portion of the Convertible Notes, upon the terms and at the redemption prices set forth in each of the Convertible Notes. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

                  SECTION 3.08. Designated Event Offer.

                  (a) In the event that, pursuant to Section 4.07 hereof, the Company shall commence a Designated Event Offer, the Company shall follow the procedures in this Section 3.08.

                  (b) The Designated Event Offer shall remain open for a period specified by the Company which shall be no less than 30 calendar days and no more than 40 calendar days following its commencement on the date of the mailing of notice in accordance with Section 4.07(b) hereof (the "Commencement Date"), except to the extent that a longer period is required by applicable law (the "Tender Period"). Upon the expiration of the Tender Period (the "Designated Event Payment Date"), the Company shall purchase the principal amount of Convertible Notes required to be purchased pursuant to Section 4.07 hereof (the "Offer Amount").

                  (c) If the Designated Event Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Convertible Note is registered at the close of business on such record date, and no additional interest will be payable to Noteholders who tender Convertible Notes pursuant to the Designated Event Offer.

                  (d) The Company shall provide the Trustee with notice of the Designated Event Offer at least 10 Business Days before the Commencement Date.

                  (e) On or before the Commencement Date, the Company or the Trustee (at the expense of the Company) shall send, by first class mail, a notice to each of the Noteholders, which shall govern the terms of the Designated Event Offer and shall state:

                  (i) that the Designated Event Offer is being made pursuant to this Section 3.08 and Section 4.07 hereof and that all Convertible Notes tendered will be accepted for payment;

                  (ii) the Offer Amount, the purchase price (as determined in accordance with Section 4.07 hereof), the length of time the Designated Event Offer will remain open and the Designated Event Payment Date;

                  (ii) that any Convertible Note or portion thereof not tendered or accepted for payment will continue to accrue interest;

                  (iv) that, unless the Company defaults in the payment of the Designated Event Payment, any Convertible Note or portion thereof accepted for payment pursuant to the Designated Event Offer shall cease to accrue interest after the Designated Event Payment Date;

                  (v) that Noteholders electing to have a Convertible Note or portion thereof purchased pursuant to any Designated Event offer will be required to surrender the

         Convertible Note, with the form entitled "Option of Noteholder To Elect Purchase" on the reverse of the Convertible Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Designated Event Payment Date;

                  (vi) that Noteholders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Designated Event Payment Date, or such longer period as may be required by law, a letter or a telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Noteholder, the principal amount of the Convertible Note or portion thereof the Noteholder delivered for purchase and a statement that such Noteholder is withdrawing his election to have the Convertible Note or portion thereof purchased; and

                  (vii) that Noteholders whose Convertible Notes are being purchased only in part will be issued new Convertible Notes equal in principal amount to the unpurchased portion of the Convertible Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

                  In addition, the notice shall contain all instructions and materials that the Company shall reasonably deem necessary to enable such Noteholders to tender Convertible Notes pursuant to the Designated Event Offer.

                  (f) At least one Business Day prior to the Designated Event Payment Date, the Company shall irrevocably deposit with the Trustee or a Paying Agent in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the terms of this Section 3.08. On the Designated Event Payment Date, the Company shall, to the extent lawful, (i) accept for payment the Convertible Notes or portions thereof tendered pursuant to the Designated Event Offer, (ii) deliver or cause to be delivered to the Trustee Convertible Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating such Convertible Notes or portions thereof have been accepted for payment by the Company in accordance with the terms of this
Section 3.08. The Paying Agent shall promptly (but in any case not later than ten (10) calendar days after the Designated Event Payment Date) mail or deliver to each tendering Noteholder an amount equal to the purchase price of the Convertible Notes tendered by such Noteholder, and the Trustee shall promptly authenticate and mail or deliver to such Noteholders a new Convertible Note equal in principal amount to any unpurchased portion of the Convertible Note surrendered, if any; provided, that each new Convertible Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Convertible Notes not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the holder thereof. The Company will publicly announce the results of the Designated Event Offer on, or as soon as practicable after, the Designated Event Payment Date.

                  (g) The Designated Event Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, and shall include all instructions and materials that the Company shall reasonably deem necessary to enable such Noteholders to tender their Convertible Notes.

                                   ARTICLE IV

                                    Covenants

                  SECTION 4.01. Payment of Convertible Notes. The Company shall pay the principal of and interest on the Convertible Notes on the dates and in the manner provided in the Convertible Notes. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay all principal and interest then due and such Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Convertible Notes, compounded semiannually.

                  If the Paying Agent pays out any amount due under the terms of the Convertible Notes on or after the due date therefor on the assumption that the corresponding payment for such amount has been or will be made by the Company and such payment has in fact not been so made by the Company prior to the time that the Paying Agent makes such payment, then the company shall on demand reimburse the Paying Agent for the relevant amount, and pay interest to the Paying Agent on such amount from the date on which it is paid out to the date of reimbursement at a rate per annum equal to the cost to the Paying Agent of funding the amount paid out, as certified by the Paying Agent and expressed as a rate per annum.

                  SECTION 4.02. SEC Reports. Whether or not required by the rules and regulations of the SEC, so long as any Convertible Notes are outstanding, the Company will file with the SEC and, if requested, furnish to the Trustee and to the holders of Convertible Notes all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual information only, a report thereon by the Company's certified independent accountants.

                  SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal or of interest, if any, on the Convertible Notes are prohibited.

                  One of the Officers signing such Officers' Certificate shall be either the Company's principal executive officer, principal financial officer or principal accounting officer.

                  The Company will, so long as any of the Convertible Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of:

                  (a) any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture; or

                  (b) any event of default under any other mortgage, indenture or instrument as that term is used in Section 8.01(e),

an Officers' Certificate specifying such Default, Event of Default or default.

                  Immediately upon the occurrence of any event giving rise to Liquidated Damages in respect of the Convertible Notes in accordance with
Section 11 of the form thereof or the termination of such Liquidated Damages, the Company shall give the Trustee notice of such Liquidated Damages or termination thereof and of the event giving rise to such Liquidated Damages or termination thereof (such notice to be contained in an Officers' Certificate), and prior to receipt of such Officers' Certificate the Trustee shall be entitled to assume that no such Liquidated Damages are owing or that no termination thereof has occurred, as the case may be.

                  SECTION 4.04. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

                  SECTION 4.05. Corporate Existence. Subject to Article VII hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each subsidiary of the Company in accordance with the respective organizational documents of each subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any subsidiary, if the Board of Directors (as evidenced by a Board Resolution certified by the Secretary of the Company) shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the

Company and its subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Noteholders. Notwithstanding the foregoing, the corporate existence of any Subsidiary may be terminated in connection with any Board-approved corporate restructuring or reorganization.

                  SECTION 4.06. Taxes. The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

                  SECTION 4.07. Designated Event.

                  (a) Upon the occurrence of a Designated Event, each holder of Convertible Notes shall have the right, in accordance with this Section 4.07 and
Section 3.08 hereof, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Convertible Notes pursuant to the terms of Section 3.08 (the "Designated Event Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the Designated Event Payment Date (the "Designated Event Payment").

                  (b) Within 30 days following any Designated Event, the Company shall mail to each holder the notice provided by Section 3.08(e).

                  SECTION 4.08. Shareholder Rights Plan. The Company shall take any and all action with respect to any shareholder rights plan or agreement of the Company in existence from time to time required to provide the holders of Common Stock issuable upon conversion of the Convertible Notes with the rights and other benefits such holder would have received if such holder's Common Stock were issued and outstanding on the date of the Indenture up to and including the date of determination.

                                    ARTICLE V

                                   Conversion

                  SECTION 5.01. Conversion Privilege. A holder of a Convertible Note may convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into fully paid and nonassessable shares of Common Stock of the Company at any time after 90 days following the date of original issuance thereof and prior to the close of business (New York City time) on the date of the Convertible Note's maturity at the Conversion Price then in effect, except that, with respect to any Convertible Note called for redemption, such conversion right shall terminate at the close of business on the third Business Day immediately preceding the redemption date (unless the Company shall default in making the redemption payment when it becomes due, in which case the conversion right shall terminate on the date such default is cured). The number of shares of Common Stock issuable upon conversion of a Convertible Note is determined by dividing the principal amount of the Convertible Note converted by the conversion price in effect on the Conversion Date (the "Conversion Price").

                  The initial Conversion Price is stated in paragraph 10 of the Convertible Notes and is subject to adjustment as provided in this Article V.

                  Provisions of this Indenture that apply to conversion of all of a Convertible Note also apply to conversion of a portion of it. A holder of Convertible Notes is not entitled to any rights of a holder of Common Stock (other than as provided in Section 4.08 hereof) until such holder of Convertible Notes has converted such Convertible Notes into Common Stock, and only to the extent that such Convertible Notes are deemed to have been converted into Common Stock under this Article V.

                  SECTION 5.02. Conversion Procedure. To convert a Convertible Note, a holder must satisfy the requirements in paragraph 10 of the Convertible Notes. The date on which the holder satisfies all of those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the holder through the Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and a check for any fractional share determined pursuant to
Section 5.03. The person in whose name the certificate is registered shall become the shareholder of record on the Conversion Date and, as of such date, such person's rights as a Noteholder shall cease; provided, however, that no surrender of a Convertible Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person entitled to receive the shares of Common Stock upon such conversion as the shareholder of record of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person entitled to receive such shares of Common Stock as the shareholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Price in effect on the date that such Convertible Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

                  No payment or adjustment will be made for accrued and unpaid interest on a converted Convertible Note or for dividends or distributions on shares of Common Stock issued upon conversion of a Convertible Note, but if any holder surrenders a Convertible Note for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the holder of such Convertible Note on such record date. In such event, any such Convertible Note not called for redemption, when surrendered for conversion, must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the portion so converted.

                  If a holder converts more than one Convertible Note at the same time, the number of whole shares of Common Stock issuable upon the conversion shall be based on the total principal amount of Convertible Notes converted.

                  Upon surrender of a Convertible Note that is converted in part, the Trustee shall authenticate for the holder a new Convertible Note equal in principal amount to the unconverted portion of the Convertible Note surrendered.

                  SECTION 5.03. Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of a Convertible Note. In lieu thereof, the Company will pay an amount in cash based upon the Daily Market Price of the Common Stock on the trading day prior to the date of conversion.

                  SECTION 5.04. Taxes on Conversion. The issuance of certificates for shares of Common Stock upon the conversion of any Convertible Note shall be made without charge to the converting Noteholder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder or holders of the converted Convertible Note; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the holder of the Convertible Note converted, such Convertible Note, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by the registered holder thereof or his duly authorized attorney; and provided further, however, that the Company and Conversion Agent shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the holder of the converted Convertible Note, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

                  SECTION 5.05. Company to Provide Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of Convertible Notes as herein provided, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Convertible Notes for shares of Common Stock.

                  All shares of Common Stock which may be issued upon conversion of the Convertible Notes shall be duly authorized, validly issued, fully paid and nonassessable when so issued.

                  SECTION 5.06. Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

                  (a) In case the Company shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of Common Stock to holders of Common Stock, (3) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Convertible Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Convertible Notes been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend, or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                  (b) In case the Company shall issue rights or warrants to substantially all holders of Common Stock entitling them (for a period commencing no earlier than the record date for the determination of holders of Common Stock entitled to receive such rights or warrants and expiring not more than 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price (as determined pursuant to subsection (f) below) of the Common Stock on such record date, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the offered shares of Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustments shall become effective immediately after such record date.

                  (c) In case the Company shall distribute to all holders of Common Stock shares of any class of Capital Stock of the Company (other than Common Stock), evidences of indebtedness or other assets (including securities, but excluding those rights, warrants, dividends and distributions referred to in the preceding clauses (a) and (b) and dividends and distributions in connection with the liquidation, dissolution or winding up of the Company or paid exclusively in cash out of current or retained earnings), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those securities referred to in subsection (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in subsection (f) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and described in a Board Resolution) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants to subscribe for additional shares of the Company's Capital Stock (other than the Common Stock referred to in subsection
(b) above) ("Rights") pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 5.06, make proper provision so that each holder of a Convertible Note who converts such Convertible Note (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and
(ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Convertible Note so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                  (d) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (including any distributions of cash out of current or retained earnings of the Company but excluding any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to paragraph (c) of this Section) in an aggregate amount that, together with the sum of (x) the aggregate amount of any other distributions to all holders of its Common Stock made in cash plus (y) all Excess Payments, in each case made within the 12 months preceding the date fixed for determining the shareholders entitled to such distribution (the "Distribution Record Date") and in respect of which no Conversion Price adjustment pursuant to paragraphs (c) or (e) of this Section or this paragraph
(d) has been made, exceeds 15% of the product of the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date times the number of shares of Common Stock outstanding on the Distribution Record Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (d) by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date less the amount of such cash and other consideration (including any Excess Payments) so distributed applicable to one share (based on the pro rata portion of the aggregate amount of such cash and other consideration (including any Excess Payments), divided by the shares of Common Stock outstanding on the Distribution Record Date) of Common Stock and the denominator shall be such current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Distribution Record Date, such reduction to become effective immediately prior to the opening of business on the day following the Distribution Record Date.

                  (e) In case a tender offer or other negotiated transaction made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall be consummated, if an Excess Payment is made in respect of such tender offer or other negotiated transaction and the amount of such Excess Payment, together with the sum of (x) the aggregate amount of all Excess Payments plus (y) the aggregate amount of all distributions to all holders of the Common Stock made in cash (specifically including distributions of cash out of retained earnings), in each case made within the 12 months preceding the date of payment of such current negotiated transaction consideration or expiration of such current tender offer, as the case may be (the "Purchase Date"), and as to which no adjustment pursuant to paragraph (c) or paragraph (d) of this Section or this paragraph (e) has been made, exceeds 15% of the product of the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date times the number of shares of Common Stock outstanding (including any tendered shares but excluding any shares held in the treasury of the Company) on the Purchase Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (e) by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date less the amount of such Excess Payments and such cash distributions, if any, applicable to one share (based on the pro rata portion of the aggregate amount of such Excess Payments and such cash distributions, divided by the shares of Common Stock outstanding on the Purchase Date) of Common Stock and the denominator shall be such current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the Purchase Date, such reduction to become effective immediately prior to the opening of business on the day following the Purchase Date.

                  (f) The current market price per share of Common Stock on any date shall be deemed to be the average of the Daily Market Prices for the shorter of (i) 30 consecutive Business Days ending on the last full trading day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or such warrants or such other distribution or such negotiated transaction through such last full trading day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination.

                  (g) In any case in which this Section 5.06 shall require that an adjustment be made immediately following a record date for an event, the Company may elect to defer, until such event, issuing to the holder of any Convertible Note converted after such record date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

                  SECTION 5.07. No Adjustment. No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 5.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article V shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  SECTION 5.08. Other Adjustments. (a) In the event that, as a result of an adjustment made pursuant to Section 5.06 above, the holder of any Convertible Note thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Convertible Notes shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article V.

                  (b) In the event that shares of Common Stock are not delivered after the expiration of any of the rights or warrants referred to in Section 5.06(b) and Section 5.06(c) hereof, the Conversion Price shall be readjusted to the Conversion Price which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

                  SECTION 5.09. Adjustments for Tax Purposes. The Company may, at its option, make such reductions in the Conversion Price, in addition to those required by Section 5.06 above, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company to its shareholders will not be taxable to the recipients thereof.

                  SECTION 5.10. Adjustments by the Company. The Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction in accordance with Section 5.11, if the Board of Directors has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive.

                  SECTION 5.11. Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Noteholders at the addresses appearing on the Registrar's books and the Conversion Agent a notice of the adjustment and file with the Trustee an Officers Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

                  SECTION 5.12. Notice of Certain Transactions. In the event that:

                  (1) the Company takes any action which would require an adjustment in the Conversion Price;

                  (2) the Company takes any action that would require a supplemental indenture pursuant to Section 5.13; or

                  (3) there is a dissolution or liquidation of the Company;

a holder of a Convertible Note may wish to convert such Convertible Note into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Company shall mail to Noteholders at the addresses appearing on the Registrar's books and the Conversion Agent and the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this
Section 5.12.

                  SECTION 5.13. Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege. If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Convertible Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form satisfactory to the Trustee providing that the holder of each Convertible Note then outstanding shall have the right to convert such Convertible Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Convertible Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article V. The foregoing, however, shall not in any way affect the right a holder of a Convertible Note may otherwise have, pursuant to clause (ii) of the last sentence of subsection (c) of Section 5.06, to receive Rights upon conversion of a Convertible Note. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Convertible Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 5.13 shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  In the event the Company shall execute a supplemental indenture pursuant to this Section 5.13, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by holders of the Convertible Notes upon the conversion of their Convertible Notes after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto.

                  SECTION 5.14. Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article V should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.11. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Convertible Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article V.

                  The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.13, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.13.

                                   ARTICLE VI

                                  Subordination

                  SECTION 6.01. Agreement to Subordinate. The Company, for itself and its successors, and each Noteholder, by his acceptance of Convertible Notes, agree that the payment of the principal of or interest on or any other amounts due on the Convertible Notes is subordinated in right of payment, to the extent and in the manner stated in this Article VI, to the prior payment in full of all existing and future Senior Debt.

                  SECTION 6.02. No Payment on Convertible Notes if Senior Debt in Default. Anything in this Indenture to the contrary notwithstanding, no payment on account of principal of or redemption of, interest on or other amounts due on the Convertible Notes (including the making of a deposit pursuant to Section 8.01), and no redemption, purchase, or other acquisition of the Convertible Notes, shall be made by or on behalf of the Company (i) unless full payment of amounts then due for principal and interest and of all other amounts then due on all Senior Debt has been made or duly provided for pursuant to the terms of the instrument governing such Senior Debt, (ii) if, at the time of such payment, redemption, purchase or other acquisition, or immediately after giving effect thereto, there shall exist under any Senior Debt, or any agreement pursuant to which any Senior Debt is issued, any default, which default shall not have been cured or waived and which default shall have resulted in the full amount of such Senior Debt being declared due and payable or (iii) if, at the time of such payment, redemption, purchase or other acquisition, the Trustee shall have received written notice from the Representative of the holders of Designated Senior Debt (a "Payment Blockage Notice") that there exists under such Designated Senior Debt, or any agreement pursuant to which such Designated Senior Debt is issued, any default, which default shall not have been cured or waived, permitting the holders thereof to declare any amounts of such Designated

Senior Debt due and payable, but only for the period (the "Payment Blockage Period") commencing on the date of receipt of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the Trustee by the Representative of the holders of such Designated Senior Debt) on the earlier of
(a) the date on which such event of default shall have been cured or waived or
(b) 179 days from the receipt of the Payment Blockage Notice (unless the event of default relates to the failure to pay when due, the principal, premium, if any or interest on such Designated Senior Debt). Notwithstanding the provisions described in the immediately preceding sentence (other than in clauses (i) and (ii)), unless the holders of such Designated Senior Debt or the Representative of such holders shall have accelerated the maturity of such Designated Senior Debt (unless the event of default relates to the failure to pay when due, the principal, premium, if any or interest on such Designated Senior Debt), the Company may resume payments on the Convertible Notes after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Debt during such period.

                  In the event that, notwithstanding the provisions of this
Section 6.02, payments are made by or on behalf of the Company in contravention of the provisions of this Section 6.02, such payments shall be held by the Trustee, any Paying Agent or the holders, as applicable, in trust for the benefit of, and shall be paid over to and delivered to, the Representative of the holders of Senior Debt or the trustee under the indenture or other agreement (if any), pursuant to which any instruments evidencing any Senior Debt may have been issued for application to the payment of all Senior Debt ratably according to the aggregate amounts remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                  The Company shall give prompt written notice to the Trustee and any Paying Agent of any default or event of default under any Senior Debt or under any agreement pursuant to which any Senior Debt may have been issued.

                  SECTION 6.03. Distribution on Acceleration of Convertible Notes; Dissolution and Reorganization; Subrogation of Convertible Notes.

                  (a) If the Convertible Notes are declared due and payable because of the occurrence of an Event of Default, the Company shall give prompt written notice to the holders of all Senior Debt or to the trustee(s) for such Senior Debt of such acceleration. The Company may not pay the principal of or interest on or any other amounts due on the Convertible Notes until five days after such holders or trustee(s) of Senior Debt receive such notice and, thereafter, the Company may pay the principal of or interest on or any other amounts due on the Convertible Notes only if the provisions of this Article VI permit such payment.

                  (b) Upon (i) any acceleration of the principal amount due on the Convertible Notes because of an Event of Default or (ii) any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of the Company):

                           (1) the holders of all Senior Debt shall first be entitled to receive payment in full of the principal thereof, the interest thereon and any other amounts due thereon before the holders are entitled to receive payment on account of the principal of or interest on or any other amounts due on the Convertible Notes;

                           (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Convertible Notes, to the payment in full without diminution or modification by such plan of all Senior Debt), to which the holders or the Trustee would be entitled except for the provisions of this Article, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Debt (or their representatives(s) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of or interest on and other amounts due on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

                           (3) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Convertible Notes, to the payment in full without diminution or modification by such plan of Senior Debt), shall be received by the Trustee or the holders before all Senior Debt is paid in full, such payment or distribution shall be held in trust for the benefit of, and be paid over to upon request by a holder of the Senior Debt, the holders of the Senior Debt remaining unpaid (or their representatives) or trustee(s) acting on their behalf, ratably as aforesaid, for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

                  Subject to the payment in full of all Senior Debt, the holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of and interest on the Convertible Notes shall be paid in full and, for purposes of such subrogation, no such payments or distributions to the holders of Senior Debt of cash, property or securities which otherwise would have been payable or distributable to holders shall, as between the Company, its creditors other than the holders of Senior Debt, and the holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders, on the one hand, and the holders of Senior Debt, on the other hand.

                  Nothing contained in this Article or elsewhere in this Indenture or in the Convertible Notes is intended to or shall (i) impair, as between the Company and its creditors other than the holders of Senior Debt, the obligation of the Company, which is absolute and unconditional, to pay to the holders the principal of and interest on the Convertible Notes as and when the same shall become due and payable in accordance with the terms of the Convertible Notes, (ii) affect the relative rights of the holders and creditors of the Company other than holders of Senior Debt or, as between the Company and the Trustee, the obligations of the Company to the Trustee, or (iii) prevent the Trustee or the holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property and securities of the Company received upon the exercise of any such remedy.

                  Upon distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 9.01 hereof, and the holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt. Nothing contained in this Article or elsewhere in this Indenture, or in any of the Convertible Notes, shall prevent the good faith application by the Trustee of any moneys which were deposited with it hereunder, prior to its receipt of written notice of facts which would prohibit such application, for the purpose of the payment of or on account of the principal of or interest on, the Convertible Notes unless, prior to the date on which such application is made by the Trustee, the Trustee shall be charged with actual notice under Section 6.03(d) hereof of the facts which would prohibit the making of such application.

                  (c) The provisions of this Article shall not be applicable to any cash, properties or securities received by the Trustee or by any holder when received as a holder of Senior Debt and nothing in Section 9.11 hereof or elsewhere in this Indenture shall deprive the Trustee or such holder of any of its rights as such holder.

                  (d) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment of money to or by the Trustee in respect of the Convertible Notes pursuant to the provisions of this Article. The Trustee, subject to the provisions of Section 9.01 hereof, shall be entitled to assume that no such fact exists unless the Company or any holder of Senior Debt or any trustee therefor has given written notice thereof to the Trustee. Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Convertible

Notes pursuant to the provisions in this Article, unless, and until three Business Days after the Trustee shall have received written notice thereof from the Company or any holder or holders of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.01 hereof, shall be entitled in all respects conclusively to assume that no such facts exist; provided that if on a date not less than three Business Days immediately preceding the date upon which, by the terms hereof, any such moneys may become payable for any purpose (including, without limitation, the principal of or interest on any Convertible
Note), the Trustee shall not have received with respect to such moneys the written notice provided for in this Section 6.03(d), then anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

         The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee on behalf of any such holder or holders). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment; nor shall the Trustee be charged with knowledge of the curing or waiving of any default of the character specified in Section 6.02 hereof or that any event or any condition preventing any payment in respect of the Convertible Notes shall have ceased to exist, unless and until the Trustee shall have received written notice to such effect.

                  (e) The provisions of this Section 6.03 applicable to the Trustee shall (unless the context requires otherwise) also apply to any Paying Agent for the Company.

                  SECTION 6.04. Reliance by Senior Debt on Subordination Provisions. Each holder of any Convertible Note by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Convertible Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt. Notice of any default in the payment of any Senior Debt, except as expressly stated in this Article, and notice of acceptance of the provisions hereof are hereby expressly waived. Except as otherwise expressly provided herein, no waiver, forbearance or release by any holder of Senior Debt under such Senior Debt or under this Article shall constitute a release of any of the obligations or liabilities of the Trustee or holders of the Convertible Notes provided in this Article.

                  SECTION 6.05. No Waiver of Subordination Provisions. Except as otherwise expressly provided herein, no right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of, or notice to, the Trustee or the holders of the Convertible Notes, without incurring responsibility to the holders of the Convertible Notes and without impairing or releasing the subordination provided in this Article VI or the obligations hereunder of the holders of the Convertible Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise dispose of any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company or any other person.

                  SECTION 6.06. Trustee's Relation to Senior Debt. The Trustee in its individual capacity shall be entitled to all the rights set forth in this
Article in respect of any Senior Debt at any time held by it, to the same extent as any holder of Senior Debt, and nothing in Section 9.11 hereof or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

                  With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations, as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not owe any fiduciary duty to the holders of Senior Debt but shall have only such obligations to such holders as are expressly set forth in this Article.

                  Each holder of a Convertible Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up or liquidation or reorganization under any applicable bankruptcy law of the Company (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of such holder's Convertible Notes in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt in the form required in such proceedings prior to 30 days before the expiration of the time to file such claims or proofs, then any holder or holders of Senior Debt or their representative or representatives shall have the right to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Convertible Notes which are required to be paid or delivered to the holders of Senior Debt as provided in this Article and to file and prove all claims therefor and to take all such other action in the name of the holders or otherwise, as such holders of Senior Debt or representative thereof may determine to be necessary or appropriate for the enforcement of the provisions of this Article.

                  SECTION 6.07. Other Provisions Subject Hereto. Expect as expressly stated in this Article, notwithstanding anything contained in this Indenture to the contrary, all the provisions of this Indenture and the Convertible Notes are subject to the provisions of this Article. However, nothing in this Article shall apply to or adversely affect the claims of, or payment to, the Trustee pursuant to Section 9.07. Notwithstanding the foregoing, the failure to make a payment on account of principal of or interest on the Convertible Notes by reason of any provision of this Article VI shall not be construed as preventing the occurrence of an Event of Default under Section 8.01.


                                   ARTICLE VII

                                   Successors

                  SECTION 7.01. Merger, Consolidation or Sale of Assets. The Company may not consolidate or merge with or into any person (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets unless:

                  (a) the Company is the surviving corporation or the entity or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                  (b) the entity or person formed by or surviving any such consolidation or merger (if other than the Company) assumes all the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Convertible Notes and the Indenture;

                  (c) such sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's properties or assets shall be as an entirety or virtually as an entirety to one person and such person shall have assumed all the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Convertible Notes and the Indenture;

                  (d) immediately after such transaction no Default or Event of Default exists; and

                  (e) the Company or such person shall have delivered to the Trustee an Officers', Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture comply with the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

                  SECTION 7.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 7.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, assignment, transfer, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest on the Convertible Notes.


                                  ARTICLE VIII

                              Defaults and Remedies

         SECTION 8.01. Events of Default. An "Event of Default" occurs if:

         (a) the Company defaults in the payment of interest on any Convertible Note when the same becomes due and payable, whether or not such payments shall be prohibited by Article VI, and the Default continues for a period of 30 days after the date due and payable;

         (b) the Company defaults in the payment of the principal of any Convertible Note when the same becomes due and payable at maturity, upon redemption or otherwise, whether or not such payment shall be prohibited by
     Article VI;

         (c) the Company fails to observe or perform any covenant or agreement contained in Section 4.07 hereof, whether or not such purchase shall be prohibited by Article VI;

         (d) the Company fails to observe or perform any other covenant or agreement contained in this Indenture or the Convertible Notes, required by it to be performed and the Default continues for a period of 60 days after the receipt of written notice from the Trustee to the Company or from the holders of 25% in aggregate principal amount of the then outstanding Convertible Notes to the Company and the Trustee stating that such notice is a "Notice of Default";

         (e) there is a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Material Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Material Subsidiary of the Company), whether such Indebtedness or guarantee now exists or is created after the Issuance Date, which default (i) is caused by a failure to pay when due principal of or interest on such Indebtedness within the grace period provided for in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $7 million or more;

         (f) a final, non-appealable judgment or final, non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Material Subsidiary of the Company and remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $5 million;

         (g) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) makes the admission in writing that it generally is unable to pay its debts as the same become due; or

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Material Subsidiary of the Company in an involuntary case, (ii) appoints a Custodian of the Company or any Material Subsidiary of the Company or for all or substantially all of its property, and the order or decree remains unstayed and in effect for 60 days, or (iii) orders the liquidation of the Company or any Material Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         SECTION 8.02. Acceleration. If an Event of Default (other than an Event of Default specified in clauses (g) and (h) of Section 8.01 hereof) occurs and is continuing, the Trustee by written notice to the Company, or the Noteholders of at least 25% in principal amount of the then outstanding Convertible Notes by notice to the Company and the Trustee, may declare all the Convertible Notes to be due and payable. Upon such declaration, the principal of, premium, if any, and accrued and unpaid interest on the Convertible Notes shall be due and payable immediately. If an Event of Default specified in clause (g) or (h) of
Section 8.01 hereof occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder. The Noteholders of a majority in aggregate principal amount of the then outstanding Convertible Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

         SECTION 8.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Convertible Notes or to enforce the performance of any provision of the Convertible Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Convertible Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         SECTION 8.04. Waiver of Past Defaults. The Noteholders of a majority in aggregate principal amount of the then outstanding Convertible Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the Designated Event Payment or the principal of, or interest on, any Convertible Note. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         SECTION 8.05. Control by Majority. The Noteholders of a majority in principal amount of the then outstanding Convertible Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Noteholders, or would involve the Trustee in personal liability.

         SECTION 8.06. Limitation on Suits. A Noteholder may pursue a remedy with respect to this Indenture or the Convertible Notes only if:

         (a) the Noteholder gives to the Trustee written notice of a continuing Event of Default;

         (b) the Noteholders of at least 25% in principal amount of the then outstanding Convertible Notes make a request to the Trustee to pursue the remedy;

         (c) such Noteholder or Noteholders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

         (e) during such 60-day period the Noteholders of a majority in principal amount of the then outstanding Convertible Notes do not give the Trustee a direction inconsistent with the request.

         A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

         SECTION 8.07. Rights of Noteholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Noteholder of a Convertible Note to receive payment of principal and interest on the Convertible Note, on or after the respective due dates expressed in the Convertible Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Noteholder made pursuant to this Section.

         SECTION 8.08. Collection Suit by Trustee. If an Event of Default specified in Section 8.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Convertible Notes and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 8.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Convertible Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

         SECTION 8.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee for amounts due under Section 9.07 hereof;

         Second: to the holders of Senior Debt to the extent required by Article VI;

         Third: to Noteholders for amounts due and unpaid on the Convertible Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Convertible Notes for principal and interest, respectively; and

         Fourth: to the Company.

         Except as otherwise provided in Section 2.12 hereof, the Trustee may fix a record date and payment date for any payment to Noteholders made pursuant to this Section.

         SECTION 8.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 8.07 hereof, or a suit by Noteholders of more than 10% in principal amount of the then outstanding Convertible Notes.


                                   ARTICLE IX

                                     Trustee

         SECTION 9.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default: (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this Section 9.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
8.05 hereof.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 9.01. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         SECTION 9.02. Rights of Trustee. (a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it (unless other evidence be herein specifically prescribed) may require an Officers' Certificate or an Opinion of Counsel, or both.

The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and nominees and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith, without negligence or wilful misconduct, and that it reasonably believes to be authorized or within its rights or powers.

         (e) The Trustee shall not be charged with knowledge of any Event of Default under subsection (c), (d), (e) or (f) of Section 8.01 or of the identity of any Material Subsidiary unless either (1) a Trust Officer assigned to its Institutional Trust Administration shall have actual knowledge thereof, or (2) the Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Company or any holder.

         SECTION 9.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Convertible Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11 hereof.

         SECTION 9.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Convertible Notes, it shall not be accountable for the Company's use of the proceeds from any Convertible Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Convertible Notes other than its authentication.

         SECTION 9.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Noteholders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or

Event of Default in payment on any Convertible Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

         SECTION 9.06. Reports by Trustee to Noteholders. Within 60 days after the reporting date stated in Section 12.10, the Trustee shall mail to Noteholders a brief report dated as of such reporting date that complies with TIA Section 313(a) if and to the extent required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Convertible Notes are listed. The Company shall notify the Trustee when the Convertible Notes are listed on any stock exchange.

         SECTION 9.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable and duly documented disbursements, expenses and advances incurred or made by it including amounts payable to the Paying Agent pursuant to the second paragraph of Section 4.01 hereunder. Such disbursements and expenses may include the reasonable and duly documented disbursements, compensation and expenses of the Trustee's agents and counsel but shall not include amounts to be paid to any co- agents appointed by the Company.

         The Company shall indemnify the Trustee and its officers, directors, employees and all other agents against any loss or liability incurred by it except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable and duly documented fees, disbursements and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Convertible Notes on all money or property held or collected by the Trustee, except money or property held in trust to pay principal and interest on particular Convertible Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.01(g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The provisions of this Section 9.07 shall survive the termination of this Indenture, and removal or resignation of the Trustee, as provided by
Section 10.01 hereof.

         SECTION 9.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a Successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign by so notifying the Company. The Noteholders of a majority in principal amount of the then outstanding Convertible Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b);

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Noteholders of a majority in principal amount of the then outstanding Convertible Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Noteholders of at least 10% in principal amount of the then outstanding Convertible Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 9.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Noteholder who has been a bona fide holder of a Convertible Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, the Company shall promptly pay all amounts due and payable to the retiring Trustee pursuant to Section 9.07 hereof and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.07 hereof.

Notwithstanding replacement of the Trustee pursuant to this Section 9.08, the Company's obligations under Section 9.07 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

         SECTION 9.09. Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         SECTION 9.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (5). The Trustee shall always have a combined capital and surplus as stated in Section 12.10 hereof. The Trustee is subject to TIA Section 310(b).

         SECTION 9.11. Preferential Collection of Claims Against Company. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

         SECTION 9.12. Sections Applicable to Registrar, Paying Agent and Conversion Agent. The term "Trustee" as used in Sections 9.01, 9.02, 9.03, 9.04 and 9.07 hereof shall (unless the context requires otherwise) be construed as extending to and including the Trustee acting in its capacity, if any, as Registrar, Paying Agent and Conversion Agent.

                                    ARTICLE X

                             Discharge of Indenture

         SECTION 10.01. Termination of Company's Obligations. This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 9.07 and 10.02 hereof shall survive) when all outstanding Convertible Notes theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder.

         Thereupon, the Trustee upon written request of the Company, shall acknowledge in writing the discharge of the Company's obligations under this Indenture, except for those surviving obligations specified above.

         SECTION 10.02. Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company of such unclaimed money to be mailed to each Noteholder entitled thereto no less than 30 days prior to such payment. After payment to the Company, the Trustee and the Paying Agent shall have no further liability with respect to such money and Noteholders entitled to the money must look to the Company for payment as general creditors unless any applicable abandoned property law designates another person.

                                   ARTICLE XI

                       Amendments, Supplements and Waivers

         SECTION 11.01. Without Consent of Noteholders. The Company and the Trustee may amend or supplement this Indenture or the Convertible Notes without the consent of any Noteholder:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to comply with Sections 5.13 and 7.01 hereof;

         (c) to provide for uncertificated Convertible Notes in addition to certificated Convertible Notes;

         (d) to make any change that does not adversely affect the legal rights hereunder of any Noteholder;

         (e) to qualify this Indenture under the TIA or to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA; or

         (f) to make any change that provides any additional rights or benefits to the holders of Convertible Notes or to reduce the Conversion Price.

         An amendment under this Section may not make any change that adversely affects the rights under Article VI of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

         SECTION 11.02. With Consent of Noteholders. Subject to Section 8.07 hereof, the Company and the Trustee may amend or supplement this Indenture or the Convertible Notes with the written consent (including consents obtained in connection with any tender offer or exchange offer for Convertible Notes) of the Noteholders of at least a majority in principal amount of the then outstanding Convertible Notes. Subject to Sections 8.04 and 8.07 hereof, the Noteholders of a majority in principal amount of the Convertible Notes then outstanding may also by their written consent (including consents obtained in connection with any tender offer or exchange offer for Convertible Notes) waive any existing Default as provided in Section 8.04 or waive compliance in a particular instance by the Company with any provision of this Indenture or the Convertible Notes. However, without the consent of each Noteholder affected, an amendment, supplement or waiver under this Section may not (with respect to any Convertible Notes held by a nonconsenting Noteholder):

         (a) reduce the amount of Convertible Notes whose Noteholders must consent to an amendment, supplement or waiver;

         (b) reduce the rate of or change the time for payment of interest on any Convertible Note;

         (c) reduce the principal of or change the fixed maturity of any Convertible Note or alter the redemption provisions with respect thereto;

         (d) make any Convertible Note payable in money other than that stated in the Convertible Note;

         (e) make any change in Section 8.04, 8.07 or 11.02 hereof (this sentence);

         (f) waive a default in the payment of the Designated Event Payment or the principal of, or interest on, any Convertible Note (other than as provided in Section 8.04);

         (g) waive a redemption payment payable on any Convertible Note;

         (h) make any change that adversely affects the right of Noteholders to convert Convertible Notes into Common Stock of the Company; or

         (i) make any change in Articles V or VI hereof that adversely affects the interests of the Noteholders.

         To secure a consent of the Noteholders under this Section 11.02, it shall not be necessary for the Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         An amendment under this Section may not make any change that adversely affects the rights under Article VI of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

         Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of Convertible Notes or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Convertible Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Convertible Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing the amendment or waiver.

         SECTION 11.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Convertible Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

         SECTION 11.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Noteholder of a Convertible Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Convertible Note or portion of a Convertible Note that evidences the same debt as the consenting Noteholder's Convertible Note, even if notation of the consent is not made on any Convertible Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to such Noteholder's Convertible Note or portion of a Convertible Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer's Certificate certifying that the Noteholders of the requisite principal amount of Convertible Notes have consented to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Noteholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Noteholders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Noteholders of the principal amount of Convertible Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         After an amendment, supplement or waiver becomes effective it shall bind every Noteholder, unless it is of the type described in any of clauses (a) through (i) of Section 11.02 hereof. In such case, the amendment or waiver shall bind each Noteholder who has consented to it and every subsequent Noteholder that evidences the same debt as the consenting Noteholder's Convertible Note.

         SECTION 11.05. Notation on or Exchange of Convertible Notes. The Trustee may place an appropriate notation about an amendment or waiver on any Convertible Note thereafter authenticated. The Company in exchange for all Convertible Notes may issue and the Trustee shall authenticate new Convertible Notes that reflect the amendment or waiver.

         SECTION 11.06. Trustee Protected. The Trustee shall sign all supplemental indentures, except that the Trustee may, but need not, sign any supplemental indenture that adversely affects its rights.

                                   ARTICLE XII

                                  Miscellaneous

         SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is automatically deemed to be incorporated in this Indenture by the TIA, the incorporated provision shall control.

         SECTION 12.02. Notices. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail to the other's address stated in Section 12.10 hereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to a Noteholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

         All other notices or communications shall be in writing.

         In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by the Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

         SECTION 12.03. Communication by Noteholders with Other Noteholders. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Convertible Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.03) shall include:

         (a) a statement that the person signing such certificate or rendering such opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         SECTION 12.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by, or a meeting of, Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         SECTION 12.07. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any other operative date for purposes of this Indenture shall occur on a Legal Holiday then for all purposes the next succeeding day that is not a Legal Holiday shall be such operative date.

         SECTION 12.08. No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Convertible Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Convertible Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Convertible Notes.

         SECTION 12.09. Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 12.10. Variable Provisions. "Officer" means the Chairman of the Board, the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

         The Company initially appoints the Trustee as Paying Agent, Registrar, Conversion Agent and authenticating agent and the Trustee hereby accepts such appointments.

         The first certificate pursuant to Section 4.03 hereof shall be for the fiscal year ending on March 31, 1997.

         The reporting date for Section 9.06 hereof is April 1 of each year. The first reporting date is April 1, 1997.

         The Trustee shall always have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

The Company's address is:           ARV Assisted Living, Inc.
                                    245 Fischer Avenue, Suite D-1
                                    Costa Mesa, California 92626
                                    Telephone number: (714) 751-7400
                                    Telefax number: (714) 751-1743

The Trustee's address is:           The Chase Manhattan Bank, N.A.
                                    4 Chase MetroTech Center, 3rd Floor
                                    Brooklyn, NY 11245
                                    Attention: Corporate Trust Administration
                                    Telephone number: (718) 242-2743
                                    Telefax number: (718) 242-5885

         SECTION 12.11. GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         SECTION 12.12. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 12.13. Successors. All agreements of the Company in this Indenture and the Convertible Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 12.14. Severability. In case any provision in this Indenture or in the Convertible Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 12.15. Table of Contents, Headings, Etc. The Table of Contents, Cross- Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                           ARV ASSISTED LIVING, INC.
                                           as Company,

                                           By  /s/ Gary L. Davidson
                                              -----------------------------
                                              Name:  Gary L. Davidson
                                              Title: Chairman of the Board

                                           THE CHASE MANHATTAN BANK, N.A.,
                                           as Trustee,

                                           By  /s/ Rossana E. Abueva
                                              -----------------------------
                                              Name:  Rossana E. Abueva
                                              Title: Vice President

STATE OF CALIFORNIA,  )
                      )   ss.:
COUNTY OF ORANGE      )


        On APRIL 2, 1996, before me, SININE KIM, NOTARY PUBLIC, personally appeared GARY L. DAVIDSON, personally known to me (or proved to me on the basis of satisfactory evidence) to be person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                                                         SININE KIM
/s/ SININE KIM                                         COMM. #1059405
- ------------------------                [SEAL]    NOTARY PUBLIC -CALIFORNIA
    Sinine Kim                                          ORANGE COUNTY
                                                MY COMM. EXPIRES MAY 21, 1999

STATE OF NEW YORK     )
                      )     ss.:
COUNTY OF NEW YORK    )

         Personally appeared before me, the undersigned authority in and for the said county and state, on this 3rd day of April, 1996, within my jurisdiction, the within named Rossana E. Abuera who acknowledged that she is Vice President of The Chase Manhattan Bank, N.A., and that for and on behalf of the said corporation, and as its act and deed she executed the above and foregoing instrument, after first haying duly authorized by said corporation so to do.

                                            /s/ MARGARET M. PRICE
                                            ---------------------------------
                                                    NOTARY PUBLIC

                                            Margaret M. Price
                                            Notary Public, State of New York
                                            No. 24-4980599
                                            Qualified in Kings County
                                            Commission Expires April 22, 1997

                                                                     EXHIBIT A-1

                             [FORM OF FACE OF NOTE]

                             [Global Notes Legend](1)

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                     [Restricted Convertible Notes Legend](2)

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY (OR SUCH SHORTER PERIOD AS MAY THEN BE APPLICABLE UNDER THE THE SECURITIES ACT REGARDING THE HOLDING PERIOD FOR SECURITIES UNDER RULE 144(k) OF THE SECURITIES ACT OR ANY SUCCESSOR RULE) OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED

FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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c)(3) OF REGULATION S UNDER THE SECURITIES ACT), (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT

                                      A1-2

AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

- ------------------------------------
1        Applicable to Global Notes only
2        Applicable to certificated Restricted Convertible Notes only


                                      A1-3

No. ________

                                                            CUSIP  No. ________

                            ARV ASSISTED LIVING, INC.
                      6 3/4% CONVERTIBLE SUBORDINATED NOTES
                                    DUE 2006

                            ARV ASSISTED LIVING, INC.

                  ARV Assisted Living, Inc., a California corporation (the "Company") promises to pay to ____________________________________ or registered assigns, the principal sum [indicated on Schedule A hereof] * [of _________ Dollars] ** on April 1, 2006, and to pay interest thereon beginning October 1, 1996 at the rate of 6 3/4% per annum.

Interest Payment Dates:             April 1 and October 1,
                                    commencing October 1, 1996

Record Dates:                       March 15 and September 15

                  Reference is hereby made to the further provisions of this Convertible Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.



- ---------------------
         *        Applicable to Global Notes only.

         **       Applicable to certificated Convertible Notes only.

                                                       A1-4

                  IN WITNESS WHEREOF, ARV Assisted Living, Inc. has caused this Convertible Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


Dated: _________________

                                                     ARV ASSISTED LIVING, INC.

                                                     By________________________

                                                     By________________________

[Seal]

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION


This is one of the 6 3/4%
Convertible Subordinated Notes
due 2006 described in the
within-mentioned Indenture.

The Chase Manhattan Bank,
N.A., as Trustee,

By_________________________________
       Authorized Officer

                                      A1-5

                            ARV ASSISTED LIVING, INC.

                  6 3/4% Convertible Subordinated Note Due 2006

                  1. Interest. ARV ASSISTED LIVING, INC., a California corporation (the "Company"), is the issuer of this 6 3/4% Convertible Subordinated Note due 2006 (the "Convertible Note"). The Company promises to pay interest on the Convertible Notes in cash semiannually on each April 1 and October 1, commencing on October 1, 1996, to holders of record on the immediately preceding March 15 and September 15.

                  Interest on the Convertible Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from April 3, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Convertible Notes, compounded annually.

                  2. Method of Payment. The Company will pay interest on the Convertible Notes (except defaulted interest) to the persons who are registered holders of the Convertible Notes at the close of business on the record date for the next interest payment date even though Convertible Notes are canceled after the record date and on or before the interest payment date. The Noteholder hereof must surrender Convertible Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail by first class mail an interest check to a holder's registered address.

                  3. Paying Agent and Registrar. The Trustee will initially act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, co- registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.

                  4. Indenture. The Company issued the Convertible Notes under an indenture, dated as of April 3, 1996 (the "Indenture"), between the Company and The Chase Manhattan Bank, N.A., as Trustee. The terms of the Convertible Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code SectionSection77aaa-77bbbb) as in effect on the date of the Indenture. The Convertible Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Noteholders are referred to the Indenture and such Act for a statement of such terms. The Convertible Notes are unsecured obligations of the Company limited to (except as otherwise provided in the Indenture) up to an aggregate principal amount of $50,000,000 (plus up to $7,500,000 aggregate principal amount of Convertible Notes that may be sold by the Company pursuant to the over allotment option granted pursuant to the Purchase


                                      A1-6

Agreement), and are subordinated in right of payment to all existing and future Senior Debt of the Company as provided in the Indenture. Any holder of this Convertible Note shall be deemed to have agreed to and be bound by all the terms and conditions contained in the Indenture applicable to a holder of a Convertible Note.

                  5. Optional Redemption. The Convertible Notes are not subject to redemption at the Company's option prior to April 1, 1999. On such date and thereafter, the Convertible Notes will be subject to redemption at the option of the Company, in whole or in part (in any integral multiple of $1,000), upon not less than 20 nor more than 60 days' prior notice by first class mail at the following redemption prices (expressed as percentages of the principal amount set forth below), together with accrued interest up to but not including the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date), if redeemed during the 12-month period beginning April 1 of the years indicated:

                                      Redemption
         Year                            Price
         ----                         -----------
         1999...........................104.725%
         2000...........................104.050%
         2001...........................103.375%
         2002...........................102.700%
         2003...........................102.025%
         2004...........................101.350%
         2005...........................100.675%

On or after the redemption date, interest will cease to accrue on the Convertible Notes, or portion thereof, called for redemption.

                  6. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 20 days but not more than 60 days before the redemption date to each holder of the Convertible Notes to be redeemed at his address of record. The Convertible Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Convertible Notes, the Convertible Notes will be chosen for redemption by the Trustee in accordance with the Indenture. Unless the Company defaults in making such redemption payment, or the Paying Agent is prohibited from making such payment pursuant to the Indenture, interest ceases to accrue on the Convertible Notes or portions of them called for redemption on and after the redemption date.

                  If this Convertible Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this Convertible Note is registered at the close of business on such record date.


                                      A1-7

                  7. Mandatory Redemption. The Company will not be required to make mandatory redemption payments with respect to the Convertible Notes. There are no sinking fund payments with respect to the Convertible Notes.

                  8. Repurchase at Option of Holder. If there is a Designated Event, the Company shall be required to offer to purchase on the Designated Event Payment Date all outstanding Convertible Notes at a purchase price equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest to the Designated Event Payment Date. Holders of Convertible Notes that are subject to an offer to purchase will receive a Designated Event Offer from the Company prior to any related Designated Event Payment Date and may elect to have such Convertible Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Noteholder To Elect Purchase" appearing below. Noteholders have the right to withdraw their election by delivering a written notice of withdrawal or the Paying Agent in accordance with the terms of the Indenture.

                  9. Subordination. The payment of the principal of, interest on or any other amounts due on the Convertible Notes is subordinated in right of payment to all existing and future Senior Debt of the Company, as described in the Indenture. Each Noteholder, by accepting a Convertible Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

                  10. Conversion. The holder of any Convertible Note has the right, exercisable at any time after 90 days following the date of original issuance thereof and prior to the close of business (New York City time) on the date of the Convertible Note's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of Common Stock at the initial Conversion Price of $18.570 per share, subject to adjustment under certain circumstances, except that if a Convertible Note is called for redemption, the conversion right will terminate at the close of business on the third Business Day immediately preceding the date fixed for redemption.

                  To convert a Convertible Note, a holder must (1) complete and sign a notice of election to convert substantially in the form set forth below,
(2) surrender the Convertible Note to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any Noteholder surrenders a Convertible Note for conversion after the close of business on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date will be paid to the registered holder of such Convertible Note on such record date. In such event, such Convertible Note not called for redemption when surrendered for conversion, must be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the portion so converted. The number of shares of Common Stock issuable upon conversion of a Convertible Note is determined by dividing the principal amount of the Convertible

                                      A1-8

Note converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

         A Note in respect of which a holder has delivered an "Option of Noteholder to Elect Purchase" form appearing below exercising the option of such holder to require the Company to purchase such Note may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture. The above description of conversion of the Convertible Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

                  11. Registration Rights. The holder of this Convertible Note is entitled to the benefits of a Registration Agreement, dated March 28, 1996, between the Company and the Initial Purchaser (the "Registration Agreement"). Pursuant to the Registration Agreement the Company has agreed for the benefit of the holders of the Convertible Notes, that (i) it will, at its cost, no later than November 15, 1996, file a shelf registration statement (the "Shelf Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to resales of the Convertible Notes and the Common Stock issuable upon conversion thereof, (ii) within 60 days after the date such Shelf Registration Statement is filed with the Commission, such Shelf Registration Statement shall be declared effective by the Commission and (iii) the Company will maintain such Shelf Registration Statement continuously effective under the Securities Act until the third anniversary (or such shorter period as may then be applicable under the the Securities Act regarding the holding period for securities under Rule 144(k) of the Securities Act or any successor rule) of the date of the closing of the sale of the Convertible Notes (the "Closing"), or such earlier date as of which all the Convertible Notes or the Common Stock issuable upon conversion thereof have been sold pursuant to such Shelf Registration Statement. If the Company fails to comply with clause
(i) above then, at such time, the Company will become obligated to pay liquidated damages ("Liquidated Damages") to the holder of this Convertible Note in an amount equal to $.05 per week per $1,000 in principal amount until the date on which such Shelf Registration Statement is filed. If the Shelf Registration Statement is not declared effective as provided in clause (ii) above, then, at such time and on each date that would have been the successive 30th day following such time, the Company will become obligated to pay Liquidated Damages to the holder of this Convertible Note in an amount equal to an additional $.05 per week per $1,000 in principal amount until the date on which such Shelf Registration Statement is declared effective; provided that the Company shall not become obligated to pay Liquidated Damages in an amount exceeding $.15 per week per $1,000 in principal amount pursuant to this sentence and the preceding sentence. Pursuant to clause (iii) above, however, if the Company fails to keep the Shelf Registration Statement continuously effective for the period specified above, then at such time as the Shelf Registration Statement is no longer effective and on each date thereafter that is the successive 30th day subsequent to such time and until the earlier of (i) the date that the Shelf Registration Statement is again deemed effective or (ii) the date that is the third anniversary (or such shorter period as may then be applicable under the the Securities Act regarding the holding period for securities under Rule 144(k) of the Securities Act or any successor rule) of the Closing or (iii) the date as of which all of the Convertible Notes and/or the Common Stock issuable upon conversion thereof are sold pursuant to the Shelf Registration Statement, the Company will become obligated to pay Liquidated Damages to the
                                                       A1-9
holder of this Convertible Note in an amount equal to an additional $.05 per week per $1,000 in principal amount; provided that the Company shall not pay Liquidated Damages in an amount exceeding $.10 per week per $1,000 in principal amount pursuant to this sentence. The Company shall become obligated to pay any such weekly Liquidated Damages on the first day of any such week and any such Liquidated Damages will be paid on each Interest Payment Date related to the period during which such Liquidated Damages accrued, and shall be paid to the registered holder of the Convertible Notes on the related record date.

                  Pursuant to the Registration Agreement, the Company may suspend the use of the prospectus which is a part of the Shelf Registration Statement for a period not to exceed 45 days in any three month period or two periods not to exceed an aggregate of 75 days in any twelve month period under certain circumstances. The holders of Convertible Notes will not be entitled to Liquidated Damages as set forth in the preceding paragraph solely because of such permitted suspensions.

                  12. Denominations, Transfer, Exchange. The Convertible Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Convertible Notes may be registered, and Convertible Notes may be exchanged, as provided in the Indenture. The Registrar may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Convertible Note or portion of a Convertible Note selected for redemption (except the unredeemed portion of any Convertible Note being redeemed in part). Also, it need not exchange or register the transfer of any Convertible Note for a period of 15 days before a selection of Convertible Notes to be redeemed.

                  13. Persons Deemed Owners. Except as provided in paragraph 2 of this Convertible Note, the registered Noteholder of a Convertible Note may be treated as its owner for all purposes.

                  14. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company. After that, Noteholders of Convertible Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  15. Defaults and Remedies. The Convertible Notes shall have the Events of Default as set forth in Section 8.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Noteholders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes by notice to the Company and the Trustee may declare all the Convertible Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid principal and interest accrued on the Convertible Notes shall become due and payable immediately without further action or notice. Upon acceleration as described in either of the preceding sentences, the subordination provisions of the Indenture preclude
                                      A1-10
any payment being made to Noteholders for at least 5 days except as otherwise provided in the Indenture.

                  The Noteholders of a majority in principal amount of the Convertible Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Noteholders may not enforce the Indenture or the Convertible Notes except as provided in the Indenture. Subject to certain limitations, Noteholders of a majority in principal amount of the then outstanding Convertible Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish compliance certificates to the Trustee annually. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

                  16. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Convertible Notes may be amended or supplemented with the consent of the Noteholders of at least a majority in principal amount of the then outstanding Convertible Notes (including consents obtained in connection with a tender offer or exchange offer for Convertible Notes), and any existing default may be waived with the consent of the Noteholders of a majority in principal amount of the then outstanding Convertible Notes including consents obtained in connection with a tender offer or exchange offer for Convertible Notes. Without the consent of any Noteholder, the Indenture or the Convertible Notes may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Noteholders, to make any change that does not adversely affect the rights of any Noteholder, to qualify the Indenture under the TIA, and to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

                  17. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Convertible Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

                  18. No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Convertible Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder, by accepting a Convertible Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Convertible Notes.

                  19. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE CONVERTIBLE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                                                       A1-11

                  20. Authentication. The Convertible Notes shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

                  21. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (for tenants in common), TEN ENT (for tenants by the entireties), JT TEN (for joint tenants with right of survivorship and not as tenants in common), CUST (for Custodian), and U/G/M/A (for Uniform Gifts to Minors Act).

                  22. Definitions. Capitalized terms not defined in this Convertible Note have the meaning given to them in the Indenture.

                                                       A1-12

                  The Company will furnish to any Noteholder of the Convertible Notes upon written request and without charge a copy of the Indenture. Request may be made to:

                  ARV Assisted Living, Inc.
                  245 Fischer Avenue, Suite D-1
                  Costa Mesa, California 92626

                  Attention of:  Investor Relations Department

                                      A1-13

                                 ASSIGNMENT FORM

                  To assign this Convertible Note, fill in the form below:

                  (I)  or (we) assign and transfer this Convertible Note to

- --------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint                                                agent to
                       ------------------------------------------------
transfer this Convertible Note on the books of the Company. The agent may substitute another to act for him.

                      Your Signature:
                                     ------------------------------------------
                                       (Sign exactly as your name appears on
                                       the other side of this Convertible Note)

Date:                               Signature Guarantee: ***
     ------------------------                               --------------------
In connection with any transfer of any of the Convertible Notes evidenced by this certificate occurring prior to the date that is three years (or such shorter period as may then be applicable under the Securities Act) after the later of the date of original issuance of such Convertible Notes and the last date, if any, on which such Convertible Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Convertible Notes are being transferred:



- ---------------------
         *** Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                          A1-14

CHECK ONE BOX BELOW

         (1) / /  to the Company; or

         (2) / / pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (3) / / pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

         (4) / / to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

         (5) / / pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Convertible Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Convertible Notes such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                               ---------------------------------
                                                    Signature

Signature Guarantee: *

- ---------------------------------              ---------------------------------
Signature must be guaranteed                                           Signature

- -------------------------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Convertible Note for its own account or an account with respect to which it exercises sole investment discretion and that it


- -----------------------
         * Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                     A1-15
and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      --------------               ---------------------------------------------
                                   NOTICE:To be executed by an executive officer

                                     A1-16

                        [TO BE ATTACHED TO GLOBAL NOTES]

                                   SCHEDULE A

         The initial principal amount at maturity of this Global Note shall be $__________. The following increases or decreases in the principal amount of this Global Note have been made:

==========================================================================================================
              Amount of increase in
              Principal Amount of
              this Global Note                               Principal Amount of
              including upon          Amount of decrease     this Global Note        Signature of
              exercise of the over    in Principal Amount    following such          authorized officer of
Date Made     allotment option        of this Global Note    decrease or increase    Trustee or Custodian
==========================================================================================================
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------

                                      A1-17

                     OPTION OF NOTEHOLDER TO ELECT PURCHASE

         If you want to elect to have this Convertible Note or a portion thereof repurchased by the Company pursuant to Section 3.08 or 4.07 of the Indenture, check the box: [ ]

         If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased: ________________

                  Your Signature:
                                 -----------------------------------------------
                                    (Sign exactly as your name appears on the other side of this Convertible Note)

                  Date:
                       ---------------------

                  Signature Guarantee: *
                                         --------------------------------

- -----------------------
      * Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                      A1-18

                               ELECTION TO CONVERT

         To ARV Assisted Living, Inc.:

                  The undersigned owner of this Convertible Note hereby irrevocably exercises the option to convert this Convertible Note, or the portion below designated, into Common Stock of ARV ASSISTED LIVING, INC. in accordance with the terms of the Indenture referred to in this Convertible Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                  Any Noteholder, upon the exercise of its conversion rights in accordance with the terms of the Indenture and the Convertible Note, agrees to be bound by the terms of the Registration Agreement relating to the Common Stock issuable upon conversion of the Convertible Note.

Date:

         in whole  / /

                           Portions of Convertible Note to be converted ($1,000 or integral multiples thereof):
                           $
                            ------------------------------------------


                            ------------------------------------------
                            Signature (for conversion only)


                           Please Print or Typewrite Name and Address,
                           Including Zip Code, and Social Security or Other Identifying Number

                           Signature Guarantee: *
                                                 -------------------------------
- -------------------
         * Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                      A1-19

                                      A1-20

                                                                     EXHIBIT A-2

                  [FACE OF REGULATION S TEMPORARY GLOBAL NOTE]

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

No. ________
                                                             CUSIP  No. ________

                            ARV ASSISTED LIVING, INC.
                      6 3/4% CONVERTIBLE SUBORDINATED NOTES
                                    DUE 2006

                            ARV ASSISTED LIVING, INC.

                  Subject to the provisions hereof, ARV Assisted Living, Inc., a California corporation (the "Company") promises to pay to _________________________________________________________________ or registered assigns, the principal sum indicated on Schedule A hereof on April 1, 2006, and to pay interest thereon beginning October 1, 1996 at the rate of 6 3/4% per annum.

Interest Payment Dates:             April 1 and October 1,
                                    commencing October 1, 1996

Record Dates:                       March 15 and September 15

                  Reference is hereby made to the further provisions of this Convertible Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

                                      A2-1

                  IN WITNESS WHEREOF, ARV Assisted Living, Inc. has caused this Convertible Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated: _________________

                                                     ARV ASSISTED LIVING, INC.

                                                     By
                                                        ------------------------

                                                     By
                                                        ------------------------
[Seal]

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the 6 3/4%
Convertible Subordinated Notes
due 2006 described in the
within-mentioned Indenture.

The Chase Manhattan Bank,
N.A., as Trustee,

By
   -------------------------------
         Authorized Officer

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                      A2-2

                  [Back of Regulation S Temporary Global Note]

                        6 3/4% Convertible Note due 2006

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY (OR SUCH SHORTER PERIOD AS MAY THEN BE APPLICABLE UNDER THE THE SECURITIES ACT REGARDING THE HOLDING PERIOD FOR SECURITIES UNDER RULE 144(K) OF THE SECURITIES ACT OR ANY SUCCESSOR RULE) OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (3) IN AN OFFSHORE

                                      A2-3

TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(C)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE IN THE FORM ATTACHED TO THIS SECURITY IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE (PROVIDED THAT CERTAIN HOLDERS SPECIFIED IN THE INDENTURE MAY NOT TRANSFER THIS SECURITY PURSUANT TO THIS CLAUSE (4) PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(C)(3) OF REGULATION S UNDER THE SECURITIES ACT), (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (O)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."


                                      A2-4

         THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

         NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

         Interest on the Convertible Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance in accordance with the terms hereof. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         This Regulation S Temporary Global Note is issued in respect of an issue of 6 3/4% Convertible Subordinated Notes due 2006 (the "Convertible Notes") of the Company, limited to the aggregate principal amount of U.S. $50,000,000 (plus $7,500,000 aggregate principal amount of Convertible Notes that may be sold by the Company pursuant to the over allotment option granted pursuant to the Purchase Agreement) issued pursuant to an Indenture (the "Indenture") dated as of April 3, 1996, between the Company and The Chase Manhattan Bank, N.A., as trustee (the "Trustee"), and is governed by the terms and conditions of the Indenture governing the Convertible Notes, which terms and conditions are incorporated herein by reference and, except as otherwise provided herein, shall be binding on the Company and the holder hereof as if fully set forth herein. Unless the context otherwise requires, the terms used herein shall have the meanings specified in the Indenture.

         Until this Regulation S Temporary Global Note is exchanged for Regulation S Permanent Global Notes, the holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Convertible Notes under the Indenture.

         This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Regulation S Permanent Global Notes or Rule 144A Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Regulation S Permanent Global Notes or Rule 144A Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

         This Regulation S Temporary Global Note shall not become valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by the Trustee in accordance with the Indenture. This Regulation S Temporary Global Note shall be governed by and construed in accordance with the laws of the State of the New York. All references to "$," "Dollars," "dollars" or "U.S. $" are to such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts therein.

                                      A2-5

                                                                     EXHIBIT B-1

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
             FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE
                (Pursuant to Section 2.06(a)(i) of the Indenture)

The Chase Manhattan Bank, N.A.
4 Chase MetroTech Center
3rd Floor, Institutional Trust
Brooklyn, New York 111245
Attention:  Corporate Trust Division

         Re: 6 3/4% Convertible Subordinated Notes due 2006 of ARV Assisted Living, Inc. (the "Convertible Notes")

         Reference is hereby made to the Indenture, dated as of April 3, 1996 (the "Indenture"), between ARV Assisted Living, Inc., as issuer (the "Company") and The Chase Manhattan Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to the Convertible Notes which are evidenced by one or more Rule 144A Global Notes (CUSIP No. 00204C AA5) and held with the Depositary in the name of Cede & Co. (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Convertible Notes to a Person who will take delivery thereof in the form of an equal principal amount of Convertible Notes evidenced by one or more Regulation S Global Notes (SINS No. U04279 AA0), which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Cedel or both (Common Code

- -----------------).

         In connection with such request and in respect of such Convertible Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

         (1) The offer of the Convertible Notes was not made to a person in the United States;

         (2)      either:

                  (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

                  (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;


                                      B1-1

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel or both (Common Code ______________).

         Upon giving effect to this request to exchange a beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Notes pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the 40-day restricted period associated with the initial offering of Convertible Notes, the additional restrictions applicable to transfers of interest in the Regulation S Temporary Global Note.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Salomon Brothers Inc, Seven World Trade Center, New York, New York, the initial purchaser of such Convertible Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                                --------------------------------
                                                [Insert Name of Transferor]


                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

Dated:                      ,
      ----------------------  -----

cc:      ARV Assisted Living, Inc.
         Salomon Brothers Inc

                                      B1-2

                                                                     EXHIBIT B-2

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
             FROM REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE
               (Pursuant to Section 2.06(a)(ii) of the Indenture)

The Chase Manhattan Bank, N.A.
4 Chase MetroTech Center
3rd Floor, Institutional Trust
Brooklyn, New York 11245
Attention:  Corporate Trust Division

                  Re: 6 3/4% Convertible Subordinated Notes due 2006 of ARV Assisted Living, Inc. (the "Convertible Notes")

         Reference is hereby made to the Indenture, dated as of April 3, 1996 (the "Indenture"), between ARV Assisted Living, Inc., as issuer (the "Company") and The Chase Manhattan Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to the Convertible Notes which are evidenced by one or more Regulation S Global Notes (SINS No. U04279 AA0) and held with the Depositary through [Euroclear] [Cedel] (Common Code ___________________) in the name of ____________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Rule 144A Global Notes (CUSIP No. 00204C AA5), to be held with the Depositary.

         In connection with such request and in respect of such Notes, the Transferor hereby certifies that:

                                   [CHECK ONE]

        / / such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                                       or

        / / such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or


                                      B2-1

        / / such transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                       or

        / / such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Convertible Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and such Convertible Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

         Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Notes for a beneficial interest in Rule 144A Global Notes, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Rule 144A Global Notes pursuant to the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Salomon Brothers Inc, Seven World Trade Center, New York, New York, the initial purchaser of such Convertible Notes being transferred.

                                                   -----------------------------
                                                   [Insert Name of Transferor]

                                                    By:
                                                       -------------------------
                                                       Name:
                                                       Title:

Dated:                   ,
      ------------------   -------
cc:      ARV Assisted Living, Inc.
         Salomon Brothers Inc

                                      B2-2

                                                                     EXHIBIT B-3

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                        OF CERTIFICATED CONVERTIBLE NOTES
                 (Pursuant to Section 2.06(b) of the Indenture)

The Chase Manhattan Bank, N.A.
4 Chase MetroTech Center
3rd Floor, Institutional Trust
Brooklyn, New York 11245
Attention: Corporate Trust Division

                  Re: 6 3/4% Convertible Subordinated Notes due 2006 of ARV Assisted Living, Inc. (the "Convertible Notes")

         Reference is hereby made to the Indenture, dated as of April 3, 1996 (the "Indenture"), between ARV Assisted Living, Inc., as issuer (the "Company") and The Chase Manhattan Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with such request and in respect of the Convertible Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the holder of such Surrendered Notes hereby certifies that:

                                   [CHECK ONE]

        / / the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

        / / the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

        / / the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or


                                      B3-1

        / / such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Salomon Brothers Inc, Seven World Trade Center, New York, New York, the initial purchaser of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                                 --------------------------
                                                 [Insert Name of Transferor]

                                                  By:
                                                     --------------------------
                                                     Name:
                                                     Title:

Dated:                ,
      ----------------  -------

cc:      ARV Assisted Living, Inc.
         Salomon Brothers Inc

                                      B3-2

                                                                     EXHIBIT B-4

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
        FROM RULE 144A GLOBAL NOTE OR REGULATION S PERMANENT GLOBAL NOTE
                        TO CERTIFICATED CONVERTIBLE NOTE
                 (Pursuant to Section 2.06(c) of the Indenture)

The Chase Manhattan Bank, N.A.
4 Chase MetroTech Center
3rd Floor, Institutional Trust
Brooklyn, New York 11245
Attention: Corporate Trust Division

                  Re: 6 3/4% Convertible Subordinated Notes due 2006 of ARV Assisted Living, Inc. (the "Convertible Notes")

         Reference is hereby made to the Indenture, dated as of April 3, 1996 (the "Indenture"), between ARV Assisted Living, Inc., as issuer (the "Company") and The Chase Manhattan Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the holder of such Surrendered Notes hereby certifies that:

                                   [CHECK ONE]

        / / the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                                       or

       / / the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

        / / the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

                                      B4-1

        / / the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

                  such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Salomon Brothers Inc, Seven World Trade Center, New York, New York, the initial purchaser of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                               --------------------------
                                               [Insert Name of Transferor]

                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

Dated:                  ,
      ------------------  --------

cc:      ARV Assisted Living, Inc.
         Salomon Brothers Inc

                                      B4-2